                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                            DATED AS OF MAY 15, 2003

                                      AMONG

                          CASTLE DENTAL CENTERS, INC.,

                    THE OTHER CREDIT PARTIES SIGNATORY HERETO

                         THE LENDERS REFERRED TO HEREIN,

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                    AS AGENT

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
ARTICLE I.    DEFINITIONS.........................................................................................1
         Section 1.1.       Certain Defined Terms.................................................................1
         Section 1.2.       Accounting Terms and Determinations..................................................25
         Section 1.3.       Other Definitional Provisions........................................................26

ARTICLE II.   THE FACILITIES.....................................................................................26
         Section 2.1.       The Facilities.......................................................................26
         Section 2.2.       Notes................................................................................27
         Section 2.3.       Method of Borrowing; Funding of Loans; Agent May Assume Funding; Failure to Fund.....28
         Section 2.4.       Interest on Loans....................................................................29
         Section 2.5.       Letters of Credit....................................................................30
         Section 2.6.       Reserved.............................................................................37
         Section 2.7.       Certain Fees.........................................................................37
         Section 2.8.       Mandatory Repayments and Prepayments.................................................38
         Section 2.9.       Optional Prepayments.................................................................39
         Section 2.10.      Application of Payments..............................................................40
         Section 2.11.      Reduction of Commitments.............................................................40
         Section 2.12.      Loan Account and Accounting..........................................................41
         Section 2.13.      Computation of Interest and Fees.....................................................41
         Section 2.14.      General Provisions Regarding Payments................................................41
         Section 2.15.      Maximum Interest.....................................................................41

ARTICLE III.  CONDITIONS.........................................................................................43
         Section 3.1.       Conditions to Closing................................................................43
         Section 3.2.       Conditions to Each Extension of Credit...............................................44

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES.....................................................................45
         Section 4.1.       Existence and Organizational Power; Compliance with Organizational Documents.........45
         Section 4.2.       Governmental  Approvals,  Compliance  with Laws and Compliance  with Agreements with Third Parties...................................................................45
         Section 4.3.       Organizational and Governmental Approvals; No Contravention..........................45
         Section 4.4.       Binding Effect; Liens of Collateral Documents........................................46
         Section 4.5.       Financial Statements.................................................................46
         Section 4.6.       Material Adverse Effect..............................................................47
         Section 4.7.       Litigation...........................................................................47
         Section 4.8.       No Material Misstatements............................................................47
         Section 4.9.       No Adverse Fact......................................................................47
         Section 4.10.      Ownership of Property, Liens.........................................................47
         Section 4.11.      Environmental Laws...................................................................47
         Section 4.12.      ERISA................................................................................48
         Section 4.13.      Subsidiaries; Capitalization.........................................................48
         Section 4.14.      Government Regulations...............................................................48
         Section 4.15.      Margin Regulations...................................................................48

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
         Section 4.16.      Taxes................................................................................49
         Section 4.17.      Intellectual Property................................................................49
         Section 4.18.      Solvency.............................................................................49
         Section 4.19.      Insurance............................................................................49
         Section 4.20.      Brokers..............................................................................49
         Section 4.21.      Compliance with Laws.................................................................49
         Section 4.22.      Compliance with HIPAA................................................................49
         Section 4.23.      Third Party Reimbursement............................................................50
         Section 4.24.      Employment Shareholders and Subordination Agreements.................................50
         Section 4.25.      Dormant Entities.....................................................................50

ARTICLE V.    REPORTING COVENANTS................................................................................51
         Section 5.1.       Financial Statements and Reports.....................................................51
         Section 5.2.       Collateral Reports...................................................................54
         Section 5.3.       Accuracy of Financial Statements and Information.....................................54

ARTICLE VI.   AFFIRMATIVE COVENANTS..............................................................................55
         Section 6.1.       Payment of Obligations...............................................................55
         Section 6.2.       Conduct of Business and Maintenance of Existence.....................................56
         Section 6.3.       Maintenance of Assets and Properties.................................................56
         Section 6.4.       Insurance; Damage to or Destruction of Collateral....................................56
         Section 6.5.       Compliance with Laws.................................................................57
         Section 6.6.       Inspection of Property, Books and Records............................................57
         Section 6.7.       Supplemental Disclosure..............................................................58
         Section 6.8.       Use of Proceeds......................................................................58
         Section 6.9.       Further Assurances...................................................................58
         Section 6.10.      Historical Fees......................................................................59
         Section 6.11.      Environmental Matters................................................................59
         Section 6.12.      Landlord and Warehouseman Waivers....................................................60
         Section 6.13.      Mortgages on Real Property; Title Insurance and Survey...............................60
         Section 6.14.      Additional Subsidiaries..............................................................60
         Section 6.15.      Cash Management Systems..............................................................61
         Section 6.16.      Federal Tax Liens....................................................................61

ARTICLE VII.  NEGATIVE COVENANTS.................................................................................61
         Section 7.1.       Indebtedness.........................................................................61
         Section 7.2.       Liens; Negative Pledges..............................................................62
         Section 7.3.       Guaranteed Obligations...............................................................62
         Section 7.4.       Capital Stock; Nature of Business....................................................63
         Section 7.5.       Restricted Payments..................................................................63
         Section 7.6.       No Restrictions on Subsidiary Distributions to Borrower..............................64
         Section 7.7.       ERISA................................................................................64
         Section 7.8.       Consolidations, Mergers and Sales of Assets..........................................64
         Section 7.9.       Purchase of Assets; Investments......................................................65
         Section 7.10.      Transactions with Affiliates.........................................................65
         Section 7.11.      Amendments or Waivers................................................................65
         Section 7.12.      Fiscal Year..........................................................................65

                                       ii

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
         Section 7.13.      Capital Expenditures.................................................................65
         Section 7.14.      Leverage Ratio.......................................................................66
         Section 7.15.      Interest Coverage....................................................................66
         Section 7.16.      Fixed Charge Coverage Ratio..........................................................66
         Section 7.17.      Senior Leverage Ratio................................................................66
         Section 7.18.      Dormant Entities.....................................................................66
         Section 7.19.      Cash Management Systems..............................................................67

ARTICLE VIII. EVENTS OF DEFAULT..................................................................................67
         Section 8.1.       Events of Default....................................................................67
         Section 8.2.       Remedies.............................................................................71
         Section 8.3.       Waivers by Credit Parties............................................................71

ARTICLE IX.   EXPENSES AND INDEMNITIES...........................................................................72
         Section 9.1.       Expenses.............................................................................72
         Section 9.2.       Indemnity............................................................................72
         Section 9.3.       Taxes................................................................................73
         Section 9.4.       Capital Adequacy; Increased Costs; Illegality; Funding Losses........................74

ARTICLE X.    THE AGENT..........................................................................................76
         Section 10.1.      Appointment and Authorization........................................................76
         Section 10.2.      Delegation of Duties.................................................................76
         Section 10.3.      Agent and Affiliates.................................................................76
         Section 10.4.      Action by Agent......................................................................77
         Section 10.5.      Consultation with Experts............................................................77
         Section 10.6.      Liability of Agent...................................................................77
         Section 10.7.      Indemnification......................................................................77
         Section 10.8.      Credit Decision......................................................................77
         Section 10.9.      Successor Agent......................................................................78
         Section 10.10.     Reliance by Agent....................................................................78
         Section 10.11.     Notice of Default....................................................................79

ARTICLE XI.   MISCELLANEOUS......................................................................................79
         Section 11.1.      Survival.............................................................................79
         Section 11.2.      No Waivers; Remedies Cumulative......................................................79
         Section 11.3.      Notices..............................................................................79
         Section 11.4.      Severability.........................................................................81
         Section 11.5.      Amendments and Waivers...............................................................81
         Section 11.6.      Successors and Assigns; Registration.................................................81
         Section 11.7.      Setoff and Sharing of Payments.......................................................83
         Section 11.8.      Collateral...........................................................................83
         Section 11.9.      Headings.............................................................................83
         Section 11.10.     Governing Law; Submission To Jurisdiction............................................83
         Section 11.11.     Notice of Breach by Agent or Lender..................................................84
         Section 11.12.     Waiver Of Jury Trial.................................................................84
         Section 11.13.     Counterparts.........................................................................84

                                       iii

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
         Section 11.14.     Confidentiality; Press Release.......................................................84
         Section 11.15.     Reinstatement........................................................................85
         Section 11.16.     Advice of Counsel....................................................................85
         Section 11.17.     No Strict Construction...............................................................86
         Section 11.18.     Conflict of Terms....................................................................86
         Section 11.19.     Entirety.............................................................................86

                                       iv

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EXHIBIT A         -        Revolving Note
EXHIBIT B         -        Term Loan Note
EXHIBIT C         -        Notice of Borrowing
EXHIBIT D         -        Borrower Pledge Agreement
EXHIBIT E         -        Borrower Security Agreement
EXHIBIT F         -        Subsidiary Guaranty
EXHIBIT G         -        Subsidiary Pledge Agreement
EXHIBIT H         -        Subsidiary Security Agreement
EXHIBIT I         -        Reserved
EXHIBIT J         -        Authorized Signatory Letter
EXHIBIT K         -        Closing Checklist
EXHIBIT L         -        Assignment Agreement

EXHIBIT 5.1       -        Compliance Certificate

DISCLOSURE SCHEDULE 4.5(a)     -     Financial Statements
DISCLOSURE SCHEDULE 4.5(b)     -     Pro Forma Balance Sheet
DISCLOSURE SCHEDULE 4.5(c)     -     Borrower's Financial Projections
DISCLOSURE SCHEDULE 4.7        -     Litigation
DISCLOSURE SCHEDULE 4.13       -     Subsidiaries, Other Equity Investments
DISCLOSURE SCHEDULE 4.19       -     Insurance Policies
DISCLOSURE SCHEDULE 4.24       -     Employment, Shareholder and Subscription
                                     Agreements
DISCLOSURE SCHEDULE 7.1        -     Indebtedness
DISCLOSURE SCHEDULE 7.2        -     Closing Date Liens
DISCLOSURE SCHEDULE 7.9        -     Existing Investments

                                CREDIT AGREEMENT

         CREDIT AGREEMENT, dated as of May 15, 2003, among CASTLE DENTAL CENTERS, INC., THE OTHER CREDIT PARTIES SIGNATORY HERETO, the LENDERS listed on the signature pages hereof, and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent.

                             INTRODUCTORY STATEMENT

         A. The Borrower desires that Lenders extend a term loan and a revolving credit facility to the Borrower to refinance existing indebtedness, to pay costs and expenses of the Related Transactions, to provide working capital financing for the Borrower and to provide funds for other general corporate purposes of the Borrower;

         B. The Borrower desires to secure all of its Obligations (as hereinafter defined) under the Loan Documents (as hereinafter defined) by granting to the Agent, for the benefit of the Agent and Lenders, a security interest in and lien upon substantially all of its personal and Real Property including a pledge of the capital stock of all of its Subsidiaries; and

         C. Each of the Borrower's Subsidiaries is willing to guaranty all of the Obligations of the Borrower to Lenders under the Loan Documents and to grant to Agent, for the benefit of the Agent and Lenders, a security interest in and lien upon substantially all of its personal and Real Property to secure the Obligations.

         The parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         SECTION 1.1. CERTAIN DEFINED TERMS. The following terms used herein shall have the following meanings:

         "Account Debtor" means any Person who may become obligated to a Credit Party under, with respect to, or on account of an Account of such Credit Party (including without limitation any guarantor of the payment or performance of an Account).

         "Advance" means either a LIBOR Loan Advance or a Base Rate Advance, as applicable.

         "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary: (i) with respect to Borrower, its Subsidiaries and each other Credit Party, ten percent (10%) or more of the Stock of such Person, and (ii) with respect to each other Person, five percent (5%) or more of the Stock of such Person (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of the Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of the Borrower. For the purposes of this definition, "control" of a

Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" when used with respect to any Credit Party shall specifically exclude each Lending Party.

         "Agent" means GE Capital in its capacity as Agent for the Lenders hereunder and under the Loan Documents, and its successors in such capacity.

         "Aggregate L/C Exposure" means, at any time, the sum, without duplication, of (a) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time plus
(b) the aggregate unpaid principal amount of all Reimbursement Obligations outstanding at such time.

         "Agreement" means this Credit Agreement, including all schedules and exhibits hereto as the same may be amended, modified, supplemented or restated from time to time.

         "Applicable Law" means, anything in Section 11.10 to the contrary notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of Governmental Authorities, (B) Governmental Approvals and (C) orders, decisions, judgments and decrees of all courts and arbitrators.

         "Applicable Margin" means: (a) 4.50% per annum for LIBOR Loan Advances and 3.25% per annum for Base Rate Advances, (b) 4.50% per annum for the Letter of Credit Fee Applicable Margin and (c) 0.375% for the Unused Line Fee Applicable Margin.

         "Asset Disposition" means any disposition, whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise (including any such transaction effected by way of merger or consolidation), of any Stock or other property (whether real, personal or mixed) of any Credit Party, but excluding (a) dispositions of inventory in the ordinary course of business (b) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement, and (c) dispositions of equipment which is obsolete or worn-out; provided that a disposition of assets not excluded by clauses (a), (b) or (c) above during any Fiscal Year shall not constitute an Asset Disposition unless and until (and only to the extent that) the aggregate proceeds from such disposition, when combined with all other such disposition previously made during such Fiscal Year, exceed $250,000.

         "Assignment Agreement" has the meaning ascribed to it in Section
11.6(a).

         "Authorized Signatory" means any Person or Persons designated as such by the Borrower to the Agent in a writing in the form of Exhibit J.

         "Base Rate" means, for any day, a floating rate equal to the greater of
(a) the rate publicly quoted from time to time by The Wall Street Journal as the "Prime Rate" (or, if The Wall Street Journal ceases quoting a prime rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(b) the Federal Funds Rate plus 50 basis points per annum. Any change in the Base Rate due to a change in the prime rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the prime rate or the Federal Funds Rate, respectively.

         "Base Rate Advance" means a Revolving Credit Advance bearing interest by reference to the Base Rate.

         "Base Rate Borrowing" means a Borrowing that is constituted of Base Rate Loans.

         "Base Rate Loan" means that portion of a Loan, the interest on which is, or is to be, as the context may require, computed on the basis of the Base Rate.

         "Benefit Arrangement" means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA that is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the Controlled Group.

         "Borrower" means Castle Dental Centers, Inc., a Delaware corporation.

         "Borrower Account" means the deposit account specified on the signature pages hereof into which all Advances to the Borrower shall be made available, or such other account as the Borrower shall from time to time specify by written notice to the Agent.

         "Borrower Pledge Agreement" means the Borrower Pledge Agreement dated as of the date hereof between the Borrower and the Agent, substantially in the form of Exhibit D.

         "Borrower Security Agreement" means the Security Agreement dated as of the date hereof between the Borrower and the Agent, substantially in the form of Exhibit E.

         "Borrowing" means the aggregation of Advances to be made to the Borrower by the Lenders pursuant to Article II on the same day, all of which Advances are of the same Type (subject to Article II) and, except in the case of Base Rate Advances, have the same initial LIBOR Period. Borrowings are also classified for purposes hereof by reference to the pricing of Advances comprising such Borrowing (for example, a "LIBOR Borrowing" is a Borrowing comprised of LIBOR Loan Advances).

         "Borrowing Availability" means as of any date of determination as to Borrower, the Maximum Commitment Amount minus the sum of the aggregate Revolving Loans then outstanding.

         "Budget" has the meaning ascribed to such term in Section 5.1(d).

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of Illinois or Texas and, in reference to LIBOR Loans, means any such day that is also a LIBOR Business Day.

         "Capital Expenditures" is defined in the Compliance Certificate.

         "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

         "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

         "Cash Collateral Account" has the meaning ascribed to it in Section 2.5(k)(i).

         "Cash Equivalents" means cash or cash equivalents reasonably acceptable to Agent.

         "Cash On Hand" means, at any time, all Cash Equivalents as reflected on a consolidated balance sheet of Borrower and its Subsidiaries.

         "Cash Floor Limit" has the meaning ascribed to such term in Section 2.8(d).

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended from time to time, and the regulations promulgated thereunder.

         "CHAMPVA" means, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including, without limitation, (a) all federal statutes (whether set forth in 38 U.S.C. Section1713 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA and (b) all rules, regulations (including 38 C.F.R. Section17.54), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

         "CHAMPVA Account" means an Account payable pursuant to CHAMPVA.

         "Change of Control" means any event, transaction or occurrence as a result of which (a) the Sponsor, together with its Controlled Investment Affiliates, ceases to own and control all of the economic and voting rights associated with ownership of at least thirty five percent (35%) of the Stock of all classes of the Borrower on a fully-diluted, as-converted basis (including, for such purpose, the conversion of all Convertible Preferred), (b) Sponsor, together with its Controlled Investment Affiliates, ceases to own and control at least seventy five percent (75%) of the Stock of Borrower on a fully-diluted, as-converted basis owned by it on the Closing Date (assuming for such purpose, the conversion of all Convertible Preferred) or (c) Sponsor ceases for any reason to have the right to appoint a majority of the members of the board of directors of Borrower, (d) the Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding Stock of all classes of any of its Subsidiaries or (e) a "Change of Control" (as defined in the Series B Certificate of Designations shall occur.

         "Charges" means any and all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business including, without limitation, charges for necessary business permits and governmental authorizations.

         "Class" defines an Extension of Credit by reference to the Commitment and/or subfacility under which it is made.

         "Closing Checklist" means the Closing Checklist in the form of Exhibit K attached hereto.

         "Closing Date" means May 15, 2003.

         "CMS" means the Centers for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration or HCFA.

         "Collateral" means the property covered by the Security Agreements and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

         "Collateral Documents" means the Security Agreements, the Pledge Agreements, the Guaranty Agreements, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for, the Obligations.
         "Collateral Reports" means the reports with respect to the Collateral referred to in Section 5.2.

         "Collection Account" means that certain account of Agent, account number 50-271-079 in the name of Agent at Deutsche Bank Trust Company Americas in New York, New York ABA No. 021-001-033, or such other account as may be specified in writing by Agent as the "Collection Account."

         "Commitment" means (a) as to any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment as set forth on the signature pages hereto or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all of Lenders' Revolving Credit Commitments and Term Loan Commitments, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with this Agreement.

         "Commitment Termination Date" means the earliest of (a) November 15, 2007, (b) the date of termination of Lenders' obligations to make Advances and to incur L/C Obligations or the date of acceleration of the maturity date of all or any portion of the Obligations pursuant to Section 8.2(b), and (c) the date of indefeasible payment in full by the Borrower of the Loans and the cancellation and return of (or issuance of a stand-by guarantee with respect to) all Letters of

Credit or the cash collateralization of all L/C Obligations pursuant to Section 2.5(k), and the permanent reduction of all Commitments to Zero Dollars ($0).

         "Compliance Certificate" means a compliance certificate in the form of
Exhibit 5.1 attached hereto and delivered pursuant to Section 5.1(d).

         "Continuation" has the meaning ascribed to it in Section 2.3(a).

         "Controlled Group" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC or Section 4001 of ERISA.

         "Controlled Investment Affiliates" means those investment funds and investment partnerships which are controlled by or under common control with the Sponsor which invest in equity securities in the ordinary course of their businesses.

         "Conversion" has the meaning set forth in Section 2.3(a).

         "Convertible Preferred" means the Series B Convertible Preferred Stock of the Borrower, with a par value of $0.001 per share.

         "Credit Parties" means the Borrower and each Guarantor.

         "Current Assets" means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates.

         "Current Liabilities" means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include (a) all Indebtedness payable on demand or within one (1) year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, but excluding the current portion of long-term debt required to be paid within one (1) year, and (b) the aggregate outstanding principal balance of the Revolving Loan.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived within any applicable grace or cure period, become an Event of Default.

         "Default Rate" means, subject to Section 2.15, the rate otherwise applicable to an Obligation plus 2.00% per annum, or if no such rate is provided, the Base Rate, plus the Applicable Margin for Base Rate Advances, plus 2.00%.

         "Dollars" or "$" means lawful currency of the United States of America.

         "Dormant Entities" means Castle Dental Centers of Austin, Inc., a Texas corporation, Castle Dental Centers of Austin, PC, a Texas professional corporation, Dental World, Inc., a Texas corporation, Dental Delivery Services PC, a Texas professional corporation, Castle Dental

Associates of Florida, PA, a Florida professional association, Dentcor, Inc., a Florida corporation, Ner H. Azuala, D.D.S., Inc., a California corporation, Shahram Fozoonmehr, D.D.S., Inc., a California corporation, Gary D. Grill D.D.S., Inc., a California corporation, Ramir Vicencio, D.D.S., Inc., a California corporation, Castle Dental Centers of Oklahoma, Inc., an Oklahoma corporation, Castle Dental Centers of New York, Inc., a New York corporation, JHC, DDS, Inc., a Texas corporation, and Family Dental Services of Texas, Inc., a Texas corporation, or any of them

         "EBITDA" is defined in the Compliance Certificate.

         "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Without limiting the generality of the foregoing, Environmental Laws include CERCLA, the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.), the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.), the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.), and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), and any rules and regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

         "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws or Environmental Permits or in connection with any Release or threatened Release or the presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

         "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

         "Equity Documents" means: (a) that certain Preferred Stock and Subordinated Note Purchase Agreement dated as of even date herewith by and between the Borrower and Sentinel Capital Partners II, L.P., a Delaware limited partnership, (b) that certain Stockholders Agreement dated as of even date herewith by and among the Borrower, Sentinel Capital Partners II, L.P.

Heller Financial, Inc., a Delaware corporation, Midwest Mezzanine Fund II, L.P., a Delaware limited partnership, James M. Usdan, an individual, and the other Persons party thereto, (c) that certain Registration Agreement dated as of even date herewith by and between the Borrower and Sentinel Capital Partners II, L.P., a Delaware limited partnership, and (d) and all other agreements or instruments executed in connection therewith.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules and regulations promulgated thereunder.

         "ERISA Event" means, with respect to any Credit Party or any member of a Controlled Group, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan, (b) the withdrawal of any Credit Party or any member of a Controlled Group from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any Credit Party or any member of a Controlled Group from any Multiemployer Plan, (d) the termination of, the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA,
(e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (f) the failure by any Credit Party or any member of a Controlled Group to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days, (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA, (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA, (i) the loss of a Qualified Plan's qualification or tax exempt status, or (j) the termination of a Plan described in Section 4064 of ERISA.

         "Event of Default" has the meaning ascribed to it in Section 8.1.

         "Excess Cash Flow" means, without duplication, with respect to any Fiscal Year of the Borrower and its Subsidiaries, consolidated net income of the Borrower and its Subsidiaries on a consolidated basis for such Fiscal Year plus
(a) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, plus decreases or minus increases (as the case may be) (b) in Working Capital for such Fiscal Year, minus (c) Capital Expenditures during such Fiscal Year, minus (d) Interest Expense paid in cash and scheduled principal payments paid in respect of Funded Debt, plus or minus (as the case may be) (e) extraordinary gains or losses which are cash items not included in the calculation of net income, minus (f) mandatory prepayments paid in cash pursuant to Section 2.8 other than mandatory prepayments made pursuant to Sections 2.8(a) or 2.8(d), plus (g) taxes deducted in determining consolidated net income to the extent not paid in cash. For purposes of this definition, "Working Capital" means Current Assets minus Current Liabilities.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any rules and regulations promulgated thereunder.

         "Extension of Credit" means, as the context requires, (a) an Advance,
(b) the making of an Advance, (iii) the conversion of a Base Rate Loan to a LIBOR Loan or the continuation of a LIBOR Loan as a LIBOR Loan for an additional LIBOR Period, or (c) the issuance of any Letter of Credit or the incurrence of any Reimbursement Obligation.

         "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by the Agent, which determination shall be final, binding and conclusive (absent manifest error).

         "Fees" means any and all fees payable to Agent or any Lender pursuant to this Agreement or any of the other Loan Documents.

         "Fiscal Quarter" means any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

         "Fiscal Year" means any of the annual accounting periods of the Borrower ending on December 31 of each year.

         "Fitzpatrick" means Thomas Fitzpatrick, an individual.

         "Fitzpatrick Subordination Agreement" means that certain Subordination and Intercreditor Agreement dated as of the Closing Date by and among Borrower, Agent and Fitzpatrick.

         "Fixed Charge Coverage Ratio" is defined in the Compliance Certificate.

         "Fixed Charges" is defined in the Compliance Certificate.

         "Funded Debt" means, with respect to any Person, without duplication,
(a) all Indebtedness for borrowed money and (b) all Indebtedness evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, in each case, that by its terms matures more than one (1) year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one (1) year from, the date of creation thereof, and specifically including, without limitation, Roisman Obligations, Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one (1) year at the option of the debtor, and also including, in the case of the Borrower, the Obligations and, without duplication, Guaranteed Obligations in respect of Funded Debt of other Persons.

         "GAAP" has the meaning ascribed to it in Section 1.2.

         "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

         "Government Accounts" means, collectively, any and all Accounts which are (a) Medicare Accounts, (b) Medicaid Accounts, (c) TRICARE Accounts, (d) CHAMPVA Accounts, or (e) any other Account payable by a Governmental Authority acceptable to the Agent in its reasonable discretion.

         "Governmental Approval" means an authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to any Governmental Authority.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranteed Obligations" means as to any Person, without duplication, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof; provided that the term Guaranteed Obligations shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranteed Obligations at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Obligations is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Obligations, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

         "Guarantors" means each Subsidiary of the Borrower, and each other Person, if any, that executes a Guaranty Agreement or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by this Agreement and the other Loan Documents.

         "Guaranty Agreements" means, collectively, the Subsidiary Guaranty and any other guaranty now or hereafter executed by any Person in favor of Agent and Lenders to guarantee the Obligations.

         "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

         "Healthcare Laws" means, collectively, any and all applicable federal, state or local laws, rules, regulations and administrative manuals, orders, guidelines and requirements issued under or in connection with Medicare, Medicaid CHAMPVA, TRICARE, HIPAA or any government payment program or any law governing the licensure of or regulating healthcare providers, professionals, facilities or payors or otherwise governing or regulating the provision of, or payment for, Medical Services, or the sale of medical supplies. Without limiting the generality of the foregoing, Healthcare Laws include, without limitation,
Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the "Federal Anti-Kickback Statute," and the Social Security Act, as amended, and Section 1877, 42 U.S.C Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as "Stark Statute".

         "Heller" means Heller Financial Inc., a Delaware corporation.

         "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as amended from time to time, and any rules or regulations promulgated from time to time thereunder.

         "Indebtedness" of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person to pay the deferred purchase price of property or service incurred in the ordinary course of business if the purchase price is due more than six (6) months from the date the obligation is incurred, (d) all Capital Lease Obligations of such Person, (e) any obligation under any lease (a "synthetic lease") treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes or creditors rights purposes, (f) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (g) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (h) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (i) all "earnouts" and similar payment obligations of such Person, (j) all indebtedness secured by a Lien on any asset of such Person, whether or not such indebtedness is otherwise an obligation of such Person, (k) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (l) all Guaranteed Obligations of such Person and (m) Roisman Obligations.

         "Indemnitees" has the meaning ascribed to it in Section 9.2.

         "Information" means written data, reports, statements (including, but not limited to, financial statements delivered pursuant to or referred to in Sections 5.01 and 5.02), documents and other information, whether, in the case of any such in writing, the same was prepared by any Credit Party or any other Person on behalf of any Credit Party.

         "Insurer" means a Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with Borrower or any Subsidiary to compensate such Credit Party for providing goods or services to a Patient.

         "Intercompany Notes" has the meaning ascribed to it in Section 7.1(d).

         "Interest Coverage Ratio" is defined in the Compliance Certificate.

         "Interest Expense" is defined in the Compliance Certificate.

         "Interest Payment Date" means (a) as to any Base Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that in the case of any LIBOR Period greater than three (3) months in duration, interest shall be payable on the date that is three (3) months after the first day of such LIBOR Period and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date, shall be deemed to be an "Interest Payment Date" with respect to any interest (including interest accruing at the Default
Rate) that has then accrued under this Agreement.

         "Investment" means, with respect to any Person, any investment by such Person in any other Person, whether by means of acquiring or holding Stock, capital contribution, loan, advance, extension of credit, purchase of Indebtedness, guarantee, deposit or otherwise, but excluding any trade account receivable arising in the ordinary course of business.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and all regulations promulgated thereunder.

         "IRS" means the Internal Revenue Service.

         "L/C Exposure" means, with respect to any Lender at any time, its Percentage of the Aggregate L/C Exposure at such time.

         "L/C Issuer" means (a) GE Capital and (b) any other Lender designated as an "L/C Issuer" for purposes hereof in a notice to the Agent signed by the Borrower and such Lender, acting in each case in the capacity of an L/C Issuer under the letter of credit facility described in Section 2.5, and their respective successors.

         "L/C Limit" means $500,000.

         "L/C Obligations" means all outstanding obligations incurred by L/C Issuer and Revolving Lenders, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Section 2.5 with respect to any Letter of Credit. The amount of such L/C Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or Revolving Lenders thereupon or pursuant thereto.

         "L/C Payment Date" has the meaning ascribed to it in Section 2.5(f).

         "Lenders" means GE Capital, the other Lenders named on the signature pages of this Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

         "Lending Party" means the Agent, the Lenders and any Letter of Credit Issuer.

         "Letter of Credit Fee" has the meaning ascribed to it in Section
2.7(d).

         "Letters of Credit" has the meaning ascribed to it in Section 2.5(a).

         "Leverage Ratio" has the meaning set forth in the Compliance
Certificate.

         "LIBOR Borrowing" means a Borrowing that is constituted of LIBOR Loans.

         "LIBOR Business Day" means a Business Day on which banks in the City of London, England are generally open for interbank or foreign exchange transactions.

         "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

         "LIBOR Loan Advance" means a Revolving Credit Advance bearing interest by reference to the LIBOR Rate.

         "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day and ending one (1), two (2), three (3) or six
(6) months thereafter, in each case as selected by the Borrower's irrevocable notice to Agent as set forth in Section 2.3; provided that the foregoing provision relating to LIBOR Periods is subject to the following:

              (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

              (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

              (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

              (d) the Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan;

              (e) the Borrower shall select LIBOR Periods so that there shall be no more than eight (8) separate LIBOR Loans in existence at any one time;

              (f) no Interest Period for any portion of the Term Loan shall extend beyond the date of the final scheduled installment thereof; and

              (g) an Interest Period may not be selected for any portion of the Term Loan if: (1) a scheduled installment of principal for such Term Loan is payable during such Interest Period and (2) the portion of such Term Loan which constitutes a Base Rate Loan after such Interest Period is selected and made effective does not equal or exceed the amount of such scheduled installment of principal.

         "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Agent equal to:

              (a) the offered rate for deposits in Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 (or any successor or substitute page) as of 11:00 a.m. (London time) on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

              (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be determined by Agent. Notwithstanding the foregoing, for purposes of this Agreement, in no event shall the LIBOR Rate be less than one percent (1.00%) per annum.

         "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or other), charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease, conditional sale or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

         "Litigation" has the meaning ascribed to it in Section 4.7.

         "Loan Account" has the meaning ascribed to it in Section 2.12.

         "Loan Documents" means this Agreement, the Notes, the Subordination Agreements, the Collateral Documents, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with this Agreement or the transactions contemplated thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

         "Loans" means any one or more of the Revolving Loan or the Term Loan, as the context may require.

         "Management Service Agreements" means, collectively: (i) that certain Amended and Restated Management Services Agreement dated as of May 15, 2002 by and between Castle Dental Centers of Texas, Inc., and Castle Dental Centers of Texas, P.C. (formerly known as Jack H. Castle, D.D.S., P.C.), (ii) that certain Amended and Restated Management Services Agreement dated as of January 1, 2000 by and between Castle Dental Centers of Florida, Inc. and Castle 1st Dental Care, P.A., as amended through the Closing Date, (iii) that certain Management Services Agreement dated as of May 31, 1996 by and between Castle Dental Centers of Tennessee, Inc. and Castle Mid-South Dental, P.C. , as amended through the Closing Date, and (iv) that certain Management Services Agreement dated as of February 27, 2001 by and between Castle Dental Centers of California, L.L.C., and Schlang Dental Corp.

         "Margin Stock" has the meaning assigned thereto in Regulation U of the Federal Reserve Board, as the same may be amended, supplemented or modified from time to time.

         "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Credit Parties taken as a whole, (b) the rights and remedies of the Agent or the Lenders under the Loan Documents, or the ability of any Credit Party to perform its obligations under the Loan Documents to which it is a party, as applicable, (c) the legality, validity or enforceability of any Loan Document, or (d) the existence, perfection or priority of any security interest granted in the Loan Documents or the value of the Collateral (including its value to the Agent and the Lenders as security for the Obligations).

         "Maximum Commitment Amount" means, as of any date of determination, an amount equal to the Revolving Credit Commitments of all Lenders as of that date.

         "Maximum Lawful Rate" has the meaning ascribed to it in Section
2.15(b).

         "Medicaid" means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

         "Medicaid Account" means an Account payable pursuant to a Medicaid Provider Agreement.

         "Medicaid Certification" means certification of a facility by CMS or a state agency or entity under contract with CMS that such healthcare facility fully complies with all the conditions of Medicaid.

         "Medicaid/Medicare Account Debtor" means any Account Debtor which is
(a) the United States of America acting under Medicaid or Medicare, (b) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or (c) any agent, carrier, administrator or intermediary for any of the foregoing.

         "Medicaid Provider Agreement" means an agreement entered into between a state agency or other entity administering Medicaid in such state and a health care facility or physician under which the health care facility or physician agrees to provide services or merchandise for Medicaid patients.

         "Medical Services" means medical and/or health care services provided to a Patient, including, but not limited to, medical and/or health care services provided to a Patient and performed by a Credit Party which are covered by a policy of insurance issued by an Insurer, and includes, without limitation, physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by a Credit Party to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

         "Medicare" means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

         "Medicare Account" means an Account payable pursuant to a Medicare Provider Agreement.

         "Medicare Certification" means certification of a facility by CMS or a state agency or entity under contract with CMS that such healthcare facility fully complies with all conditions for such facility's participation in Medicare.

         "Medicare Provider Agreement" means an agreement entered into between a state agency or other entity administering Medicare in such state and a health care facility or physician under which the health care facility or physician agrees to provide services or merchandise for Medicare patients.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or any member of a Controlled Group is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "Net Cash Proceeds" means, with respect to any transaction, an amount equal to the cash proceeds received by a Credit Party from or in respect of such transaction (including any cash proceeds received as income and, as to any non-cash proceeds of such transaction (including, but not limited to, promissory notes), any cash proceeds as and when received by such Credit Party with respect thereto), less (x) any commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction, including costs of collection, and payable by such Credit Party in connection therewith (in each case, paid to non-Affiliates) and (y) in the case of an Asset Disposition, any amounts payable to holders of senior Liens (to the extent such Liens are permitted by Section 7.2) and any taxes paid or payable by such Person (as reasonably estimated by the chief financial officer of Borrower giving effect to the overall tax position of such Person) in respect of such Asset Disposition and (z) the amount of any reasonable reserve established in accordance with GAAP against any liabilities retained by such Person (other than taxes deducted pursuant to the foregoing clause (y)) associated with the asset disposed of in such Asset Disposition.

         "Notes" means, collectively, the Revolving Notes and the Term Notes.

         "Notice of Borrowing" has the meaning ascribed to it in Section 2.3(a).

         "Obligations" means all Loans, fees, indebtedness, liabilities, obligations, covenants and duties of any Credit Party to any Lending Party of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, in contract or tort, liquidated or unliquidated, arising under this Agreement, or under the other Loan Documents, by operation of law or otherwise in connection with the transactions contemplated hereby, now existing or hereafter arising, and whether or not for the payment of money or the performance or non-performance of any act, including, but not limited to, all damages that any Credit Party may owe to the Agent and/or the Lenders by reason of any breach by any Credit Party of any representation, warranty, covenant, agreement or other provision of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, this term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum payable by any Credit Party to a Lending Party under this Agreement or any of the other Loan Documents.

         "Officer's Certificate" means a certificate executed on behalf of a Person by one or more of its chairman of the board (if an officer), chief executive officer, president, chief financial officer or treasurer.

         "Organizational Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, or other similar organizational documents, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation adopting, supplementing or modifying any of the foregoing and, for any entity other than a corporation, the equivalent of the foregoing, including, without limitations, the partnership agreement, and the operating agreement (or comparable agreement) of any partnership or limited liability company, respectively.

         "Other Subordinated Notes" means the "Subordinated Notes," as defined in the Other Subordination Agreements.

         "Other Subordination Agreements" mean all Subordination and Intercreditor Agreements by and among Agent, Borrower and other persons party to that certain Preferred Stock and Subordinated Note Purchase Agreement dated as of the closing Date (other than Sentinel and Fitzpatrick).

         "Outstanding Amount" means, with respect to any Lender at any time, the sum of (a) the aggregate outstanding principal amount of its Advances, plus (b) its L/C Exposure, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.6.

         "Patient" means any Person receiving Medical Services from any Credit Party and all Persons legally liable to pay such Credit Party for such Medical Services other than Insurers or Governmental Authorities.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a Plan described in Section 3(2) of ERISA.

         "Percentage" means, with respect to any Lender at any time, the percentage which the amount of its Commitment for a particular Class at such time represents of the aggregate amount of all the Commitments for such Class at such time. At any time after the Commitments for a Class shall have terminated, the term "Percentage" shall refer to a Lender's Percentage for that Class immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 11.6.

         "Permitted Contest" means, with respect to any Credit Party, a good faith contest by such Credit Party, by appropriate proceedings, of the validity or amount of any Charges, claims, obligations or liabilities of such Credit Party; provided, that (a) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (b) no Lien shall be imposed to secure payment of such Charges, claims, obligations or liabilities (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and, (c) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (d) such Credit Party shall promptly pay or discharge such contested Charges, claims, obligations, liabilities and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to

Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth above in clause (a), (b) and (c) of this definition are no longer met, and (e) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof would reasonably be expected to have, or result in, a Material Adverse Effect.

         "Permitted Encumbrances" means the following encumbrances (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are the subject of a Permitted Contest, (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA), (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business, (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Property, (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $250,000 at any time, so long as such Liens attach only to Inventory,
(f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(k), (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Property; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders, and (j) Liens expressly permitted under clauses (b) and (c) of Section 7.2 of this Agreement.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

         "Plan" means, at any time, an "employee benefit plan" as defined in
Section 3(3) of ERISA, that any Credit Party or any member of a Controlled Group maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 7 years on behalf of participants who are or were employed by any Credit Party or any member of a Controlled Group.

         "Pledge Agreements" means, collectively, the Borrower Pledge Agreement, the Subsidiary Pledge Agreement, and any pledge agreements entered into after the Closing Date by any Credit Party (as required by this Agreement or any other Loan Document).

         "Prior Lender" means Bank of America, N.A., as administrative agent.

         "Prior Lender Obligations" means the obligations and liabilities under that certain Second Amended and Restated Credit Agreement dated as of July 19, 2002 among Borrower, Bank of America, N.A., as administrative agent and the lenders signatory thereto.

         "Pro Forma" means the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of March 31, 2003 after giving pro forma effect to the Related Transactions.

         "Projections" means Borrower's and its Subsidiaries'; forecasted: (a) consolidated balance sheets; (b) consolidated profit and loss statements; and
(c) consolidated cash flow statements, each prepared in a manner consistent with the historical financial statements of Borrower and its Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

         "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, any investment fund that invests in commercial loans and that is managed or advised by a Lender, an affiliate of a Lender, the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, and that in each case, has a rating of BBB or higher from Standard & Poor's Rating Group and a rating of Baa2 or higher from Moody's Investors Service, Inc. at the date that it becomes a Lender and that, through its applicable lending office, is capable of lending to the Borrower without the imposition of any withholding or similar taxes; provided that no Person determined by Agent in good faith (or, in good faith and only for so long as no Event of Default has occurred and is continuing, Borrower) to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

         "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

         "Real Property" with respect to any Person, means all of such Person's right, title and interest in and to any owned or leased real property and any buildings and Fixtures located thereon.

         "Refinancing" means the repayment by the Borrower of the Prior Lender Obligations on the Closing Date, in full satisfaction of such Prior Lender Obligations.

         "Reimbursement Obligations" means, at any time, all obligations of the Borrower to reimburse the L/C Issuers pursuant to Section 2.5 for amounts paid by the L/C Issuers in respect of drawings under any Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 2.5.

         "Related Transactions" means the initial borrowing under the Revolving Loan and the Term Loan on the Closing Date, the Refinancing, the issuance of Subordinated Debt to Sponsor, and Fitzpatrick and certain other Persons pursuant to and in accordance with the terms of the Subordinated Loan Documents, the issuance of Convertible Preferred, and the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

         "Related Transaction Documents" means the Loan Documents, the Equity Documents, the Subordinated Debt Documents and all other agreements or instruments executed in connection with the Related Transactions.

         "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA other than a reportable event for which the requirement to provide notice to the PBGC has been waived by regulation.

         "Required Lenders" means Lenders having (a) more than 66-2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66-2/3% of the aggregate outstanding principal amount of all Loans and Reimbursement Obligations.

         "Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt, (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding, (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, (f) any payment, loan, contribution, or other transfer of funds or other property to any Dormant Entity or to any holder of stock or equity interests of such Credit Party (other than payment of compensation in the ordinary course of business to any holders of stock or equity interests who are employees of such Person) or any Dormant Entity, and
(g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any holder of Stock of such Credit Party or its Affiliates (but specifically excluding regularly scheduled management fees which become due and payable under those certain Management Service Agreements in the ordinary course of business.

         "Revolving Credit Advance" has the meaning ascribed to it in Section 2.1(a).

         "Revolving Credit Commitment" means (a) with respect to any Lender listed on the signature pages hereof, the amount (if any) set forth thereon opposite the name of such Lender under the heading "Revolving Credit Commitment", (b) with respect to any assignee of a Revolving Credit Commitment, the amount of the transferor Lender's Revolving Credit Commitment assigned to such assignee pursuant to Section 11.6, and (c) as to all Lenders having a Revolving Credit Commitment, the aggregate commitment of all Lenders to make Revolving Credit Advances, which aggregate commitment shall be Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000) on the Closing Date, in each case, as such amount may be reduced from time to time pursuant to Section
2.8 or changed as a result of an assignment pursuant to Section 11.6.

         "Revolving Credit Commitments" means the sum of the Revolving Credit Commitments of all Lenders in effect at such time.

         "Revolving Credit Commitment Termination Date" means November 15, 2007.

         "Revolving Lenders" means, as of any date of determination, Lenders having a Revolving Credit Commitment.

         "Revolving Loan" means, at any time, the sum of (a) the aggregate amount of Revolving Credit Advances outstanding to the Borrower plus (b) the aggregate L/C Obligations incurred on behalf of the Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of L/C Obligations.

         "Revolving Note" has the meaning ascribed to it in Section 2.2.

         "Roisman Obligations" means all obligations owing to Leon D. Roisman, D.M.D., Leon D. Roisman, D.M.D., Inc. and Roisman Acquisition Company (collectively, "Roisman") under the Forbearance Agreement dated as of July 17, 2002.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Security Agreements" means collectively, the Borrower Security Agreement, the Subsidiary Security Agreement, and any other security agreements now or hereafter executed by any Person in favor of Agent and Lenders to secure the Obligations.

         "Senior Leverage Ratio" is defined in the Compliance Certificate.

         "Sentinel Management Agreement" is defined in subsection 7.5(e).

         "Sentinel Subordination Agreement" means that certain Subordination and Intercreditor Agreement dated as of the Closing Date by and among Borrower, Agent and Sponsor.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the assets of such Person, at a fair valuation, exceed its liabilities, including contingent liabilities, (b) the remaining capital of such Person is not unreasonably small to conduct its business and (c) such Person will not have incurred debts, and does not have the present intent to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means any (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In computing the amount of contingent liabilities of any Person on any date, such liabilities shall be computed at the amount that, in the judgment of the Agent in light of all facts and circumstances existing at such time, represents the amount of such liabilities that reasonably can be expected to become actual or matured liabilities.

         "Sponsor" means Sentinel Capital Partners II, L.P., a Delaware limited partnership.

         "Stated Rate" has the meaning ascribed to it in Section 2.15(b).

         "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

         "Subordinated Debt" means Indebtedness of: (a) Borrower issued to Sponsor, Fitzpatrick and certain other Persons in accordance with the terms of and pursuant to the Subordinated Debt, Documents, provided all such indebtedness is subordinated to the Obligations pursuant to a Subordination Agreement and (b) any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

         "Subordinated Debt Documents" means that certain Preferred Stock and Subordinated Note Purchase Agreement dated as of the Closing Date by and among Sponsor, Fitzpatrick, Borrower and certain other Persons party thereto, the "Sentinel Subordinated Note" (as defined in the Sentinel Subordination Agreement), the "Fitzpatrick Subordinated Note" (as defined in the Fitzpatrick Subordination Agreement), and Other Subordinated Notes issued thereunder and the Subordination Agreements, as in effect on the Closing Date and without giving effect to any purported amendment thereof or modifications thereto which are not made in accordance with the terms of the Subordination Agreements.

         "Subordination Agreements" means, collectively, the Fitzpatrick Subordination Agreement, the Sentinel Subordination Agreement and the Other Subordination Agreements.

         "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent

(50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Borrower.

         "Subsidiary Guaranty" means the Subsidiary Guaranty of even date herewith executed by each Subsidiary of the Borrower in favor of Agent, on behalf of itself and Lenders, substantially in the form of Exhibit F.

         "Subsidiary Pledge Agreement" means the Subsidiary Pledge Agreement dated as of the date hereof among Subsidiary Guarantors and Agent, substantially in the form of Exhibit G.

         "Subsidiary Security Agreement" means the Subsidiary Security Agreement dated as of the date hereof among Subsidiary Guarantors and Agent, substantially in the form of Exhibit H.

         "Temporary Cash Investment" means any Investment in (a) direct obligations of the United States or any agency thereof, or obligations fully guaranteed by the United States or any agency thereof, (b) commercial paper rated at least A-1 by Standard & Poor's Rating Group and P-1 by Moody's Investors Service, Inc., (c) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (b) above, (d) repurchase agreements with respect to securities described in clause (a) above entered into with an office of a bank or trust company meeting the criteria specified in clause (c) above, provided in each case that such Investment matures within one (1) year from the date of acquisition thereof by any Credit Party or (e) any money market or mutual fund that invests only in the foregoing and the manager of which and the liquidity of which is reasonably satisfactory to the Agent.

         "Term Loan" has the meaning ascribed to it in Section 2.1(b).

         "Term Loan Commitment" means (a) as to any Lender listed on the signature pages hereof, the amount (if any) set forth opposite the name of such Lender under the heading "Term Loan Commitment", (b) with respect to any assignee of a Term Loan Commitment, the amount of the transferor Lender's Term Loan Commitment assigned to such assignee pursuant to Section 11.6, and (c) as to all Lenders with a Term Loan Commitment, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000) on the Closing Date. After advancing the Term Loan on the Closing Date, each reference to a Lender's Term Loan Commitment shall refer to the outstanding principal amount of that Lender's Term Loan.

         "Term Loan Maturity Date" means November 15, 2007.

         "Term Note" has the meaning set forth in Section 2.2(b).

         "Title IV Plan" means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or any member of a Controlled Group maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "TRICARE" means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, which program was formerly known as the Civilian Health and Medical Program of the Uniformed Services (CHAMPUS), and all laws, rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

         "TRICARE Account" means an Account payable pursuant to TRICARE.

         "Type" defines a Loan by reference to whether such Loan is a LIBOR Loan or Borrowing or a Base Rate Loan or Borrowing. Identification of a Borrowing or group of Advances by Type indicates that such Borrowing or group of Advances is comprised of Advances of the specified Type.

         "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, plus (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any member of a Controlled Group as a result of such transaction.

         "Unused Line Fee" has the meaning ascribed to it in Section 2.7(b).

         "Welfare Plan" means a Plan described in Section 3(3) of ERISA.

         SECTION 1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States ("GAAP"), applied on a basis consistent (except for changes concurred in by the Credit Parties' independent public accountants) with the most recent audited consolidated financial statements of the Credit Parties delivered to the Lenders; provided that, if: (a) the Borrower notifies the Lenders that the Borrower wishes to amend any provision of any Loan Document to eliminate the effect of any change in GAAP on the operation of such provision, or (b) the Agent notifies the Borrower that the Required Lenders wish to amend any provision of any Loan Document for such purpose, then compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner reasonably satisfactory to the Borrower and the Required Lenders.

         SECTION 1.3. OTHER DEFINITIONAL PROVISIONS. The terms "Accounts", "Chattel Paper", "Code", "Contracts", "Deposit Accounts", "Documents", "Fixtures", "Equipment", "General Intangibles", "Goods", "Intellectual Property", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Rights", "License" and "Software" have the meanings assigned to such terms in
Section 1 of the Borrower Security Agreement. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words on paper. Except as otherwise expressly provided herein, references to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person; provided that no Credit Party may assign its rights or obligations under any Loan Document without the prior written consent of the Agent and the Lenders. References "from," "through" or "to" any date mean, unless otherwise specified, mean "from and including," "through and including", and "to but excluding", respectively. References to any statute and related regulation shall include any amendments, modifications and supplements of the same and any successor statutes and regulations.

                                   ARTICLE II.

                                 THE FACILITIES

         SECTION 2.1. THE FACILITIES.

              (a) Revolving Loans. Upon the terms and subject to the conditions set forth herein, from time to time during the period from the Closing Date to the Revolving Credit Commitment Termination Date, each Lender, severally and not jointly, agrees to advance funds to the Borrower (each a "Revolving Credit Advance"); provided that immediately after each such Advance is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Advances or Reimbursement Obligations):

                  (i) such Lender's Outstanding Amount shall not exceed its Revolving Credit Commitment, and

                  (ii) the aggregate Outstanding Amount of all the Lenders shall not exceed the Maximum Commitment Amount then in effect.

Each Revolving Credit Advance shall be in a minimum amount of $100,000 or integral multiples of $50,000 in excess thereof. The several Lenders shall make each Revolving Credit Advance under this subsection ratably in proportion to their respective Revolving Credit Commitments.

Within the limits specified in this subsection and subject to the conditions set forth elsewhere in this Agreement, the Borrower may borrow pursuant to this subsection, repay such Advances and reborrow pursuant to this subsection.

              (b) Term Loans. Upon the terms and subject to the conditions set forth herein, on the Closing Date each Lender, severally and not jointly, agrees to advance funds to the Borrower (each a "Term Loan") in a principal amount equal to its Term Loan Commitment. The several Lenders shall make the Term Loans under this subsection ratably in proportion to their respective Term Loan Commitments. Term Loans are not revolving in nature and any portion of such Loan that is repaid or prepaid may not be reborrowed. The Borrower shall repay the Term Loans in principal installments as set forth below:

                               AMORTIZATION TABLE

                  DATE                          INSTALLMENT AMOUNT
                  ----                          ------------------

                  December 31, 2003                 $   250,000

                  March 31, 2004                    $   375,000
                  June 30, 2004                     $   375,000
                  September 30, 2004                $   375,000
                  December 31, 2004                 $   375,000

                  March 31, 2005                    $   625,000
                  June 30, 2005                     $   625,000
                  September 30, 2005                $   625,000
                  December 31, 2005                 $   625,000

                  March 31, 2006                    $   750,000
                  June 30, 2006                     $   750,000
                  September 30, 2006                $   750,000
                  December 31, 2006                 $   750,000

                  March 31, 2007                    $   750,000
                  June 30, 2007                     $   750,000
                  September 30, 2007                $   750,000

                  Term Loan Maturity Date           $ 3,000,000

              (c) Letter of Credit Facility. The Revolving Lenders agree to incur, or purchase participations in, L/C Obligations incurred by the L/C Issuer upon the terms and subject to the conditions specified in Section 2.5.

         SECTION 2.2. NOTES.

              (a) Revolving Notes. The Revolving Loan of each Lender shall be evidenced by a single revolving note, substantially in the form of Exhibit A (each such note, a "Revolving

Note"), dated the Closing Date in an aggregate principal amount equal to the amount of such Lender's Revolving Credit Commitment, duly executed and delivered and payable by the Borrower to such Lender. Each Lender shall record the date and amount of each Revolving Credit Advance made by it, and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of its Revolving Note shall endorse on Schedule A thereto (or any continuation thereof) forming a part thereof appropriate notations to evidence the foregoing information with respect to such Revolving Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any Revolving Note. Each Lender is hereby irrevocably authorized by the Borrower to so endorse its Revolving Note and to attach to and make a part of its Revolving Note a continuation of any such schedule as and when required.

              (b) Term Loan Notes. The Term Loan of each Lender shall be evidenced by a term note substantially in the form of Exhibit B (each such note, a "Term Note"), dated the Closing Date in a principal amount equal to the initial principal amount of such Term Loan or the portion of such Term Loan assigned to such Lender in accordance with Section 11.6, duly executed and delivered by the Borrower and payable to the Lender of such Term Loan.

         SECTION 2.3. METHOD OF BORROWING; FUNDING OF LOANS; AGENT MAY ASSUME FUNDING; FAILURE TO FUND.

              (a) Method of Borrowing. Whenever the Borrower desires to receive an Advance, including the initial Advance, or to convert any portion of the outstanding Base Rate Loans into one or more LIBOR Borrowings (a "Conversion" and, with its correlative meaning, "Converted"), or to continue all or any portion of an outstanding LIBOR Loan for another or additional LIBOR Period (a "Continuation" and, with its correlative meaning, "Continued"), it shall give the Agent notice in writing (by telecopy or by telephone confirmed immediately in writing) in the form of a duly completed Exhibit C (a "Notice of Borrowing") duly executed by an Authorized Signatory, in the case of an Advance or Continuation of, or a Conversion into, a LIBOR Borrowing, three (3) Business Days before the requested date of such Advance, Conversion or Continuation, and in the case of an Advance of a Base Rate Borrowing, not later than 11:00 a.m. (New York City time) on the Business Day before the requested date of such Advance (which shall be a Business Day). Such Notice of Borrowing shall specify
(i) the requested date of the Advance, Conversion or Continuation, which shall be a Business Day, (ii) in the case of a Conversion or Continuation, which existing Borrowings include the Loans or portions thereof to be affected by such Notice, (iii) the amount of the Advances to be incurred, and/or the Borrowings to be created by such Conversion or Continuation, (iv) the Class of the Loans comprising each requested Borrowing, (v) in the case of a LIBOR Advance, Conversion or Continuation, the duration of the LIBOR Period of the requested Borrowing and (vi) such other information as the Agent shall request. If a request for a Conversion or Continuation is not timely made prior to the expiration of a LIBOR Period, or is not made in accordance with this Section, the portions of the Loans proposed to be affected thereby shall be converted into, or continued as, Base Rate Loans. Any Notice of Borrowing received after 2:00 p.m. (New York City time) shall be deemed received on the following Business Day. Each Notice of Borrowing shall be irrevocable upon receipt by the Agent.

              (b) Funding of Loans. Promptly after receiving a Notice of Borrowing, the Agent shall notify each Lender of the contents of such Notice of Borrowing, of such Lender's Percentage of the Advances or Borrowings requested by such Notice of Borrowing and, in the case of a LIBOR Borrowing, the applicable LIBOR Period. In the case of an Advance, each Lender shall make available to the Agent at the Agent's Office its Lender's Percentage of such requested Advance, in lawful money of the United States of America in immediately available funds, prior to 1:00 p.m. (New York City time) on the specified date. The Agent shall, unless it shall have determined that one of the conditions set forth in Article III has not been satisfied, by 3:00 p.m. (or in the case of a LIBOR Borrowing, 12 p.m.) (New York City time) on such day, credit the amounts received by it in like funds to the Borrower Account, to repay Reimbursement Obligations, to pay expenses incurred by the Agent for the Borrower's account or in such other manner as the Agent shall determine.

              (c) Agent May Assume Funding. Unless the Agent shall have received notice from a Lender prior to the date of any particular Advance that such Lender will not make available to the Agent such Lender's Percentage of such Advance, the Agent may assume that such Lender has made such amount available to it on the date of such Advance in accordance with subsection (b) of this Section 2.3, and may (but shall not be obligated to), in reliance upon such assumption, make available a corresponding amount for the account of the Borrower on such date. If and to the extent that such Lender shall not have so made such amount available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to the Borrower until the day such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the greater of (x) the Federal Funds Rate and (y) the interest rate applicable thereto pursuant to Section 2.4, and (ii) in the case of such Lender, a rate per annum equal to (x) for each day from the day such amount is made available to the Borrower through the third succeeding Business Day, the Federal Funds Rate for such day as determined by the Agent and
(y) for each day thereafter until the day such amount is repaid to the Agent, the Base Rate for such day. If such Lender shall repay such corresponding amount to the Agent, the amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

              (d) Lender's Failure to Fund. The failure of any Lender to make an Advance on the date of any Borrowing shall not relieve any other Lender of its obligation hereunder, if any, to make its Advance on that date. Neither the Agent nor any Lender shall be responsible for the failure of any other Person to make any Advance hereunder on the date required therefor.

         SECTION 2.4. INTEREST ON LOANS.

              (a) Interest. Each Loan shall bear interest on the outstanding principal amount thereof from the date of the applicable Advance until repaid in full, whether before or after default, judgment or the institution of proceedings under any bankruptcy, insolvency or other similar law, as provided in this Section 2.4. Unless the Default Rate has been imposed, each Loan shall bear interest on the outstanding principal amount thereof until due at a rate per annum equal to (i) to the extent and so long as it is a Base Rate Loan, the Base Rate as in effect from time to time plus the Applicable Margin, and (ii) to the extent and so long as it is a LIBOR Loan, the LIBOR Rate plus the Applicable Margin.

              (b) Interest Options. Subject to the provisions hereof, all or portions of the Loans, at the option of the Borrower, may be made or Continued as, or Converted into, Base Rate Loans or one (1) or more LIBOR Loan, or any combination thereof; provided that LIBOR Loans may not be Converted, but may be Continued, and such Continuation may occur on (and only on) the last day of an applicable LIBOR Period; and provided, further, that no Advances shall be made as part of, and no Loans shall be Continued as, LIBOR Loans, and all existing LIBOR Loans shall be Converted into Base Rate Loans on the last day of the applicable LIBOR Period, so long as a Default shall have occurred and be continuing. Each LIBOR Borrowing shall be in a minimum amount of $250,000 and in greater whole multiples of $50,000. There shall at no time be in effect more than eight (8) LIBOR Borrowings.

              (c) Post-Default Interest. During the period that any Event of Default shall have occurred and be continuing, at the election of the Agent (or at the written request of Required Lenders), all Loans and other outstanding Obligations shall bear interest at the Default Rate.

              (d) Payments. Interest due pursuant to this Agreement shall be payable (i) in the case of any Loans, on the Interest Payment Date, and (ii) in the case of any other Obligation, when any portion of such Obligation shall be due (whether at maturity, by reason of prepayment or acceleration or otherwise), but only to the extent then accrued on the amount then so due. Interest at the Default Rate shall be payable on demand.

              (e) Determination. Each determination by the Agent of the interest rate hereunder shall be conclusive and binding for all purposes, absent clear and convincing evidence to the contrary.

         SECTION 2.5. LETTERS OF CREDIT.

              (a) Letters of Credit. Upon the terms and subject to the conditions set forth herein, from time to time during the period commencing on the Closing Date and ending on the date that is thirty (30) days prior to the Revolving Credit Commitment Termination Date, the Revolving Credit Commitment may, in addition to Advances under the Revolving Loan, be utilized, upon the request of Borrower, for (i) the issuance of standby letters of credit for the account of Borrower by GE Capital or any other L/C Issuer approved by the Agent,
(ii) the issuance of commercial letters of credit for the account of Borrower by any L/C Issuer other than GE Capital approved by Agent or (iii) the issuance of standby letters of credit or commercial letters of credit for the account of Borrower under risk participation agreements entered into by GE Capital, as L/C Issuer, with other banks or financial institutions (the letters of credit described in clauses (i), (ii) and (iii) will be referred to hereinafter collectively as "Letters of Credit"). Immediately upon the issuance by a L/C Issuer of a Letter of Credit, and without further action on the part of Agent or any of the Lenders, each Lender with a Revolving Credit Commitment shall be deemed to have purchased from such L/C Issuer a participation in such Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such Lender's Percentage of the aggregate amount available to be drawn under such Letter of Credit. Immediately after each such Letter of Credit is issued and participations therein are sold to the Lenders as provided in this subsection:

                  (i)    the Aggregate L/C Exposure shall not exceed the L/C
         Limit;

                  (ii) in the case of each Lender, its Outstanding Amount shall not exceed its Revolving Credit Commitment; and

                  (iii) the aggregate Outstanding Amount of all the Lenders shall not exceed the Maximum Commitment Amount then in effect.

If required to obtain such issuance by an L/C Issuer that is not Agent, an affiliate or a subsidiary thereof or a Lender, Agent agrees to enter into risk participation agreements with respect to the obligations of the Borrower under the Letter of Credit pursuant to which Agent acquires the credit risk with respect to the Borrower's payment and performance of its obligations arising under and with respect to such Letter of Credit to the L/C Issuer. Upon any such issuance and/or entering in to a risk participation agreement, without further action by any party hereto, (x) each Revolving Lender shall be deemed to have purchased from Agent and/or such L/C Issuer, and (y) such L/C Issuer and/or Agent shall be deemed to have sold to each Revolving Lender, a participation in the then existing or thereafter arising Reimbursement Obligations with respect to such Letter of Credit, on the terms specified in this Agreement, in each case equal to such Lender's Percentage thereof.

              (b) Permitted Terms. Each Letter of Credit must (i) support a transaction entered into in the ordinary course of business of the Borrower and
(ii) be in a form, for an amount and contain such terms and conditions as are reasonably satisfactory to each of the L/C Issuer and the Agent. No Letter of Credit shall have an expiration date later than the close of business on the earlier of: (A) the date that is one (1) year after such Letter of Credit is issued (or, in the case of any renewal or extension thereof, one (1) year after the expiration of such renewal or extension) and (B) the date that is thirty
(30) Business Days prior to the Revolving Credit Commitment Termination Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one year periods; provided that the L/C Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than thirty (30) Business Days prior to the Revolving Credit Commitment Termination Date.

              (c) Request for Issuance of Letter of Credit. The Borrower shall give Agent at least three (3) Business Days' prior written notice requesting the issuance of any Letter of Credit. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the Agent and the L/C Issuer) and such application and other agreements as Agent and the L/C Issuer may reasonably request.

              (d) Notice of Proposed Extensions of Expiration Dates. The L/C Issuer or the Borrower shall give the Agent at least three (3) Business Days' notice before such L/C Issuer extends (or allows an automatic extension of) the expiration date of any Letter of Credit issued by it (whether such extension results from a request therefor by the Borrower or, in the case of an evergreen Letter of Credit, from the absence of a request by the Borrower for the termination thereof). Such notice shall (i) identify such Letter of Credit, (ii) specify the date on which such extension is to be made (or the last day on which such L/C Issuer can give notice to prevent such extension from occurring) and (iii) specify the date to which such expiration date is to be so extended. Upon receipt of such notice, the Agent shall promptly notify each Lender of the contents thereof. No L/C Issuer shall extend (or allow the extension of) the expiration date of any Letter of Credit if (x) the extended expiration date would be after (A) the date that is one (1) year after the date on which such Letter of Credit is to be extended or (B) the date that is the thirty (30) Business Days before the Revolving Credit Commitment Termination Date or (y) such L/C Issuer shall have been notified by the Agent or the Required Lenders expressly to the effect that any condition specified in
Section 3.2 is not satisfied at the time such Letter of Credit is to be extended, provided that, in the case of such notice from the Agent or Required Lenders, such L/C Issuer receives such notice prior to the date notice of non-renewal is required to be given by such L/C Issuer and such L/C Issuer has had a reasonable period of time to act on such notice.

              (e) Notice of Issuances. Promptly upon issuing any Letter of Credit, the relevant L/C Issuer will notify the Agent of the date of such Letter of Credit, the amount thereof, the beneficiary or beneficiaries thereof and the expiration date. Upon receipt of such notice, the Agent shall promptly notify each Revolving Lender of the contents thereof and the amount of such Revolving Lender's participation in the relevant Letter of Credit. Promptly upon issuing any Letter of Credit, the relevant L/C Issuer will send a copy of such Letter of Credit to the Agent.

              (f) Drawings. Upon receiving a demand for payment under any Letter of Credit from the beneficiary thereof, the relevant L/C Issuer shall determine, in accordance with the terms of such Letter of Credit, whether such demand for payment should be honored. If such L/C Issuer determines that any such demand for payment should be honored, such L/C Issuer shall (i) promptly notify the Borrower and the Agent as to the amount to be paid by such L/C Issuer as a result of such demand and the date on which such amount is to be paid (an "L/C Payment Date") and (ii) on such L/C Payment Date make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit.

              (g) Reimbursement and Other Payments by the Borrower. If any amount is drawn under any Letter of Credit:

                  (i) the Borrower irrevocably and unconditionally agrees to reimburse the relevant L/C Issuer for all amounts paid by such L/C Issuer immediately upon such drawing. Such reimbursement payment shall be due and payable on the relevant L/C Payment Date and Borrower hereby authorizes and directs Agent, at Agent's option, to debit Borrower's account (by increasing the outstanding principal balance of the Revolving Loan) in the amount of any payment made by an L/C Issuer with respect to any Letter of Credit; and

                  (ii) in addition, the Borrower agrees to pay to the relevant L/C Issuer interest on any and all amounts not paid by the Borrower when due hereunder with respect to a Letter of Credit (including, without limitation, amounts due under clause (i) above not paid when due), for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, payable on demand, at a rate per annum equal to the Default Rate.

Each payment to be made by the Borrower pursuant to this Section 2.5(g) shall be made to the relevant L/C Issuer in federal or other funds immediately available to it at its address specified in or pursuant to Section 11.3.

              (h) Payments by Lenders with Respect to Letters of Credit. In the event Agent elects not to debit Borrower's account for any Reimbursement Obligations and the Borrower fails to reimburse the relevant L/C Issuer as and when required by Section 2.5(g) above for all or any portion of any amount drawn under a Letter of Credit issued by it:

                  (i) such L/C Issuer may notify the Agent of such unpaid Reimbursement Obligation and request that the Revolving Lenders reimburse such L/C Issuer for their respective Percentages thereof. Upon receiving any such notice from an L/C Issuer, the Agent shall promptly notify each Revolving Lender of such unpaid Reimbursement Obligation and such Lender's Percentage thereof. Upon receiving such notice from the Agent, each Lender shall make available to such L/C Issuer, at its address specified in or pursuant to Section 11.3, an amount equal to such Revolving Lender's Percentage of such unpaid Reimbursement Obligation as set forth in such notice, in federal or other funds immediately available to such L/C Issuer, by 3:00 p.m. (New York City time) (A) on the day such Revolving Lender receives such notice if it is received at or before 12:00 Noon (New York City time) on such day or (B) on the first Business Day following such Lender's receipt of such notice if it is received after 12:00 Noon (New York City time) on the date of receipt, in each case together with interest on such amount for each day from and including the relevant L/C Payment Date to but excluding the day such payment is due from such Revolving Lender at the Federal Funds Rate for such day. Upon payment in full thereof, such Revolving Lender shall be subrogated to the rights of such L/C Issuer against the Borrower to the extent of such Revolving Lender's Percentage of such unpaid Reimbursement Obligation (including interest accrued thereon). Nothing in this Section 2.5(h) shall affect any rights any Revolving Lender may have against any L/C Issuer for any action or omission for which such L/C Issuer is not indemnified under
         Section 2.5(j); and

                  (ii) if any Revolving Lender fails to pay any amount required to be paid by it pursuant to this Section 2.5(h) on the date on which such payment is due, interest shall accrue on such Revolving Lender's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Lender makes such payment, at a rate per annum equal to (x) for each day from the day such payment is due through the third succeeding Business Day, inclusive, the Federal Funds Rate for such day as determined by the relevant L/C Issuer and (y) for each day thereafter, the Base Rate for such day. Any payment made by any Revolving Lender after 3:00 p.m. (New York City time) on any Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Business Day.

If the Borrower shall reimburse any L/C Issuer for any drawing with respect to which any Revolving Lender shall have made funds available to such L/C Issuer in accordance with this Section 2.5(h), such L/C Issuer shall promptly upon receipt of such reimbursement distribute to such Revolving Lender its Percentage thereof, including interest, to the extent received by such L/C Issuer.

              (i) Obligation Absolute. The obligation of the Borrower to reimburse Agent and any applicable Revolving Lenders for payments made with respect to any L/C Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligation of each applicable Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of the Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

                  (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement relating to the Letter of Credit;

                  (ii) the existence of any claim, setoff, defense or other right that any Credit Party or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between the Credit Party or any of their respective Affiliates and the beneficiary of the Letter of Credit);

                  (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by Agent (except as otherwise expressly provided in paragraph (k)(ii)(C) below) or any L/C Issuer under any Letter of Credit or L/C Obligation against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or L/C Obligation;

                  (v) any other circumstance or event whatsoever that is similar to any of the foregoing;

                  (vi) the fact that a Default or an Event of Default has occurred and is continuing;

                  (vii) any amendment or waiver of or any consent or departure from all or any of the provisions of any Letter of Credit or any Loan Document; or

                  (viii) any other act or omission to act or delay of any kind of any L/C Issuer, Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection, constitute a legal or equitable discharge of Borrower's obligations hereunder.

              (j) Indemnification; Nature of Lenders' Duties.

                  (i) In addition to amounts payable as elsewhere provided in this Agreement, the Borrower hereby agrees to pay and to protect, indemnify and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or the incurrence of any L/C Obligation in respect thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or of the Agent to make any payment under any L/C Obligation as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

                  (ii) As between Agent and any Lender, on the one hand, and the Borrower, on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason,
         (C) the failure of the beneficiary of any Letter of Credit to comply fully with conditions required to demand payment under such Letter of Credit; provided that in the case of any payment by Agent under any Letter of Credit or L/C Obligation, Agent shall be liable only to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or L/C Obligation complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or any guaranty thereof, (D) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher,
         (E) errors in interpretation of technical terms, (F) any loss or delay in the transmission or otherwise of any document required to make a payment under any Letter of Credit or L/C Obligation, (G) the credit of the proceeds of any drawing under any Letter of Credit or L/C Obligation and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under this Agreement.

                  (iii) Nothing contained herein shall be deemed to limit or expand any waivers, covenants or indemnities made by the Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between the Borrower and such L/C Issuer.

              (k) Cash Collateral.

                  (i) If the Borrower is required to provide cash collateral for any L/C Obligations pursuant to this Agreement prior to the Commitment Termination Date, the Borrower will pay to Agent for the ratable benefit of itself and the Revolving Lenders cash in an amount equal to one hundred ten percent (110%) of the maximum amount then available to be drawn under each applicable Letter of Credit. Such cash shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution reasonably acceptable to Agent. The Cash Collateral Account shall be in the name of the Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and the Revolving Lenders, in a manner reasonably satisfactory to Agent. The Borrower hereby pledges and grants to Agent, on behalf of itself and the Revolving Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the L/C Obligations and other Obligations, whether or not then due. This Agreement, including the provisions of this Section 2.5(k), Obligations shall constitute a security agreement under applicable law.

                  (ii) If any L/C Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, the Borrower shall either (A) provide cash collateral therefor in the manner described above, (B) cause all such Letters of Credit and L/C Obligations, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such L/C Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to one hundred ten percent (110%) of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding L/C Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are reasonably satisfactory to Agent.

                  (iii) From time to time after funds are deposited in the Cash Collateral Account by the Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by the Borrower to Agent and the Revolving Lenders with respect to such L/C Obligations and, upon the satisfaction in full of all L/C Obligations, to any other Obligations of the Borrower then due and payable.

                  (iv) Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all L/C Obligations and the payment of all amounts payable by the Borrower to Agent and

         Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to the Borrower or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the account of Agent.

         SECTION 2.6. RESERVED.

         SECTION 2.7. CERTAIN FEES.

              (a) Agent Fees. On the Closing Date, GE Capital, individually shall have earned a non-refundable closing fee of $100,000. The Borrower shall pay to GE Capital, individually, (i) on the Closing Date, a portion of the non-refundable closing fee in the amount of $50,000, (ii) on June 29, 2003, the remaining portion of the non-refundable closing fee in the amount of $50,000 and
(iii) for so long as any Loans or Revolving Credit Commitments are outstanding hereunder, on each anniversary of the Closing Date (other than the Commitment Termination Date), a non-refundable annual administration fee of $25,000.

              (b) Unused Line Fee. As additional compensation for the Revolving Lenders, the Borrower shall pay to Agent, for the ratable benefit of such Revolving Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee (the "Unused Line Fee") for the Borrower's non-use of available funds in an amount equal to (i) the Applicable Margin (calculated on the basis of a 360 day year for the number of actual days elapsed) multiplied by (ii) the difference between (x) the Maximum Commitment Amount (as it may be reduced from time to time) minus (y) the average for the period of the daily closing balances of the aggregate Revolving Loans outstanding during the period for which such Fee is due.

              (c) Reserved.

              (d) Letter of Credit Fee. (i) The Borrower agrees to pay to the Agent for the ratable benefit of Revolving Lenders, with respect to the L/C Obligations incurred hereunder, (A) for the benefit of the Agent and the L/C Issuer, all costs and expenses incurred by the Agent and the L/C Issuer on account of such L/C Obligations, (B) for the ratable benefit of the Revolving Lenders, for each day during any month in which any L/C Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to (x) the Applicable Margin (calculated on the basis of a 360 day year for actual days elapsed) multiplied by (y) the maximum amount available for drawing (whether or not such day is a Business Day and whether or not the conditions for drawing thereunder have been satisfied) under all Letters of Credit at the close of business on such day, and (C) for the sole benefit of the L/C Issuer, a fronting fee (the "Fronting Fee") in an amount to be agreed upon between Borrower and the L/C Issuer. The Letter of Credit Fee shall be paid to Agent for the ratable benefit of the Revolving Lenders monthly in arrears, on the first day of each month and on the Commitment Termination Date. The Fronting Fee shall be paid to the Administrative Agent, for the benefit of the L/C Issuer on the date of issuance of the applicable Letter of Credit. In addition, the Borrower shall pay to any L/C Issuer, on demand, such ordinary and customary fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of any Letter of Credit or otherwise payable pursuant to the application and related documentation under which any Letter of Credit is issued. During any period during which the Default Rate shall have been imposed pursuant Section 2.4(c), or, in the absence of such imposition, during any period during which the Required Lenders could have imposed the Default Rate pursuant to such Section and instead elect to impose the provisions of this paragraph, the Letter of Credit Fee otherwise in effect pursuant to the preceding paragraph shall be increased by two percent (2%) per annum.

              (e) Comepensation for Services Rendered. The fees described in this Section 2.7 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit, and (i) are not compensation for the use, detention, or forbearance of money, and (ii) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement.

         SECTION 2.8. MANDATORY REPAYMENTS AND PREPAYMENTS.

              (a) Prepayment of Excess Outstanding Amount; Maturity of Obligations. (i) If at any time the aggregate Outstanding Amount of all Lenders exceeds the Maximum Commitment Amount, the Borrower shall immediately prepay Revolving Loans in an aggregate principal amount sufficient to eliminate such excess.

                  (ii) The Revolving Credit Commitment of each Lender shall terminate at the opening of business on the Revolving Credit Commitment Termination Date, and there shall become due and the Borrower shall pay on the Revolving Credit Commitment Termination Date, the entire outstanding principal amount of each Revolving Loan and of each L/C Obligation, together with accrued and unpaid interest thereon to but excluding the Revolving Credit Commitment Termination Date.

                  (iii) The entire outstanding principal amount of the Term Loans, together with all accrued and unpaid interest thereon, shall become due and payable in full upon the opening of business on the Term Loan Maturity Date.

         (b) Asset Dispositions. Immediately upon the receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds of any Asset Disposition or any sale of Stock of any Subsidiary of any Credit Party, the Borrower shall prepay an aggregate principal amount of Loans (and to the extent that any Net Cash Proceeds in excess of the outstanding principal amount of Loans, cash collateralize L/C Obligations in accordance with Section 2.5(k)) equal to one hundred percent (100%) of all such Net Cash Proceeds. Any prepayment under this
Section 2.8(b) shall be applied in accordance with Section 2.10(b). Notwithstanding the foregoing, if Borrower delivers to the Agent a certificate, signed by Borrower's chief financial officer, that it intends to reinvest all or any portion of such Net Cash Proceeds in productive replacement assets of a kind then used or usable in the business of a Credit Party and/or to repair, replace or restore the property giving rise to such proceeds within 180 days of receipt thereof, the Borrower may reinvest such Net Cash Proceeds or portion thereof in the manner set forth in such certificate; provided that (i) the aggregate amount of such Net Cash Proceeds to be reinvested shall not exceed $500,000, (ii) the Borrower shall immediately apply such Net Cash Proceeds to reduce Revolving Loans (without any reduction in the Revolving Credit Commitment) and

(iii) any amounts not so used within the period set forth in such certificate shall, on the first Business Day immediately following such period, be applied as provided in Section 2.10(b).

              (c) Stock Issuances. If any Credit Party issues Stock, immediately upon receipt of the Net Cash Proceeds thereof (other than (i) proceeds of the issuance of Stock by the Borrower received on or before the Closing Date, (ii) proceeds from the issuance of Stock to members of the management of the Borrower, (iii) proceeds of the issuance of Stock to the Borrower or any Subsidiary of the Borrower and (iv) proceeds from the conversion of any convertible security or exercise of any warrant), the Borrower shall prepay an aggregate principal amount of Loans (and to the extent of any Net Cash Proceeds in excess of the outstanding principal amount of Loans, cash collateralize L/C Obligations in accordance with Section 2.5(k)) in an amount equal to one hundred percent (100%) of all such Net Cash Proceeds. Any prepayment under this Section 2.8(c) shall be applied in accordance with Section 2.10(b).

              (d) Excess Cash Flow. On the date that is thirty (30) days after the earlier of (i) the date on which the Borrower's annual audited financial statements for any Fiscal Year, commencing with the fiscal year ending December 31, 2003 are delivered pursuant to Section 5.1(c) or (ii) the date on which such annual audited financial statements were required to be delivered for such Fiscal Year pursuant to such Section, the Borrower shall prepay an aggregate principal amount of the Loans (and to the extent of any Excess Cash Flow in excess of the outstanding principal amount of Loans, cash collateralize L/C Obligations in accordance with Section 2.5(k)) in an amount equal to fifty percent (50%) of Excess Cash Flow for such Fiscal Year. Any prepayment of Loans under this Section 2.8(d) shall be applied in accordance with Section 2.10(b) and shall be accompanied by a certificate signed by the Borrower's chief financial officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance reasonably satisfactory to Agent. Notwithstanding the foregoing, in the event such Excess Cash Flow payment would cause the Cash On Hand of Borrower to be less than $1,000,000, as determined as of the date upon which such Excess Cash Flow payment is required to be made pursuant to the terms of this Section 2.8, (the "Cash Floor Limit"), then Borrower may defer payment of such portion of such Excess Cash Flow payment as is necessary to maintain the Cash Floor Limit, as provided in the following sentence. For so long as any portion of the Excess Cash Flow payment remains unpaid as provided in the preceding sentence, then on the last Business Day of each successive month, the Borrower shall pay the deferred portion (if any) of such Excess Cash Flow payment in full, except that if, after giving effect to such payment, the Borrower's Cash on Hand on the date of such payment would be less than the Cash Floor Limit, then the Borrower may further defer to the next month payment of such portion of such Excess Cash Flow payment as is necessary to maintain the Cash Floor Limit.

         SECTION 2.9. OPTIONAL PREPAYMENTS. The Borrower may prepay the Loans in whole or in part (in minimum principal amounts of $50,000 or in any larger integral multiple of $10,000, or the total remaining amount outstanding) upon at least three (3) Business Days' (or, in the case of a Revolving Loan, one (1) Business Day's) prior irrevocable written notice to the Agent and the payment of any prepayment charges incurred pursuant to Section 9.4(d). The aggregate principal amount of Loans designated for prepayment in any notice of optional prepayment given pursuant to this section shall become due and payable on the date fixed for prepayment as specified in such notice.

         SECTION 2.10. APPLICATION OF PAYMENTS. (a) Prepayments pursuant to
Section 2.9 may be applied to either Revolving Loans or Term Loans, at the Borrower's election, provided that prepayments on Term Loans shall be applied as provided in Section 2.10(b).

              (a) With respect to the prepayments described in Sections 2.8(b), 2.8(c) and 2.8(d), such prepayments shall first be applied in payment of the Term Loan pro rata against all remaining scheduled installments and, at any time after the Term Loan shall have been prepaid in full, such prepayments shall be applied to reduce the outstanding principal balance of the Revolving Loans and as a corresponding permanent reduction of the Revolving Credit Commitment. Considering each Type of Loan being prepaid separately, any such prepayment shall be applied first to Base Rate Loans of the Type required to be prepaid before application to LIBOR Loans of the Type required to be prepaid, in each case in a manner which minimizes any resulting LIBOR breakage fee.

              (b) Each payment or prepayment of less than all the outstanding aggregate principal amount of the Loans of any Class shall be applied pro rata to the Loans of that Class of all Lenders according to the respective outstanding principal amounts of Loans of that Class held by each such Lender.

         SECTION 2.11. REDUCTION OF COMMITMENTS. (a) The Revolving Credit Commitment shall permanently reduce (i) by the amount of each payment made or required to be made pursuant to Sections 2.8(b)(iii), 2.8(c) and 2.8(d) applied to Revolving Loans or, to the extent directed by the Borrower, Section 2.11(b),
(ii) to Zero Dollars ($0) on the Commitment Termination Date, and (iii) to the extent directed by the Borrower pursuant to the following Section 2.11(b).

              (b) The Borrower shall have the right at any time to terminate in whole the Revolving Credit Commitments and this Agreement, or from time to time, irrevocably to reduce in part the amount of the Revolving Credit Commitments upon at least three (3) days prior written notice to the Agent. Such notice shall be irrevocable on the part of the Borrower and shall specify the effective date of such reduction or termination, whether a termination or reduction is being made, and, in the case of any reduction, the amount thereof shall be in an amount of $100,000 or an integral multiple $10,000 in excess thereof. Upon any such reduction, the Borrower shall simultaneously prepay any outstanding Revolving Loans (without premium except for the payment of any charges incurred pursuant to Section 9.4(d)) to the extent necessary so that the aggregate outstanding principal amount of the Revolving Loans does not exceed the amount of the Revolving Credit Commitment after giving effect to any partial reduction thereof. The aforesaid prior notice requirement shall not apply to the Agent's exercise of remedies under
   Section 8.2. The amount of the Revolving Credit Commitment may not be reinstated if it is reduced or if this Agreement is terminated by the Borrower.

              (c) In the event the Borrower exercises its rights under Section 2.11(b) to reduce the Revolving Credit Commitment or under Section 2.9 to prepay any portion of any Term Loan, the Borrower agrees that any such prepayment or reduction shall be accompanied by (i) in the case of a prepayment in full and termination of this Agreement, the payment by the Borrower to the Agent for the ratable account of the Lenders of all accrued and unpaid interest and all fees and other remaining Obligations hereunder, and (ii) the payment of any breakage charges incurred pursuant to Section 9.4(d).

         SECTION 2.12. LOAN ACCOUNT AND ACCOUNTING. The Agent shall maintain a loan account (the "Loan Account") on its books to record all Loans, all payments made by the Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with the Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on the Agent's most recent printout or other written statement, shall, absent clear and convincing evidence to the contrary, be presumptive evidence of the amounts due and owing to each Lender and the Agent by the Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect the Borrower's duty to pay the Obligations. The Agent shall render to the Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless the Borrower notifies the Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent clear and convincing error) be deemed final, binding and conclusive upon the Credit Parties in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by the Borrower.

         SECTION 2.13. COMPUTATION OF INTEREST AND FEES. Unused Line Fees pursuant to Section 2.7(b), Letter of Credit Fees pursuant to Section 2.7(d) and all interest hereunder and under the Notes shall be calculated for any period on the basis of a 360-day year for the actual number of days elapsed during such period, including the first day but excluding the last day of such period.

         SECTION 2.14. GENERAL PROVISIONS REGARDING PAYMENTS. All payments (including prepayments) to be made by the Credit Parties under any Loan Document, including payments of principal of and interest on the Notes, fees, expenses and indemnities, shall be made without set-off or counterclaim and in immediately available funds to the Collection Account before 1:00 p.m. (New York City time) on the date when due. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon, shall be payable at the then applicable rate during such extension. For purposes of computing interest and Fees, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 1:00 p.m. (New York City time). Payments received after 1:00 p.m. (New York City time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

         SECTION 2.15. MAXIMUM INTEREST. (a) In no event shall the interest charged with respect to the Loans, the Notes or any other Obligations of any Credit Party under the Loan Documents exceed the maximum amount permitted under the laws of the jurisdiction whose law is specified as the governing law of this document pursuant to Section 11.10 or of any other applicable jurisdiction. For the purposes of making any such determination hereunder, the Loans hereunder shall be deemed a single loan in the amount of the Commitments.

              (b) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable for the account of any Lender hereunder or any other Loan Document (the "Stated Rate") would exceed the highest rate of interest permitted under any applicable law to be charged by such Lender (the "Maximum Lawful Rate"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable for the account of such Lender shall be equal to the Maximum Lawful Rate; provided that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Borrower shall, to the extent permitted by law, continue to pay interest for the account of such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender is equal to the total interest which such Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable for the account of such Lender shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

              (c) Regardless of any provision contained in any Loan Document, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Lawful Rate, and, if any Lender ever does so, then any excess shall be treated as a partial prepayment of principal and any remaining excess shall be refunded to the Borrower. In determining if the interest paid or payable exceeds the Maximum Lawful Rate, the Borrower and Lenders shall, to the maximum extent permitted under Applicable Law, (i) treat all Advances as but a single extension of credit (and the Lenders and the Borrower agree that is the case and that provision in this agreement for multiple Advances is for convenience only), (ii) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (iii) exclude voluntary prepayment and their effects, and (iv) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the obligations. However, if the Obligations are paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Lawful Amount, the Lenders shall refund any excess (and Lenders may not, to the extent permitted by Applicable Law, be subject to any penalties provided by any Applicable Laws for contacting for, charging, taking, reserving, or receiving interest in excess of the Maximum Lawful Amount). If the Applicable Laws of the State of Texas apply for purposes of determining the "Maximum Lawful Rate", then such term means the "weekly ceiling" from time to time in effect under Texas Finance Code Section303.305. Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts), does not apply to the Obligations.

              (d) In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

              (e) If any Lender has received interest hereunder in excess of the Maximum Lawful Rate with respect to such Lender, such excess amount shall be applied to the reduction of the outstanding principal balance of its Loans or to other amounts

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

   (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

                                  ARTICLE III.

                                   CONDITIONS

         SECTION 3.1. CONDITIONS TO CLOSING. The obligation of each Lender to make any Extension of Credit on the Closing Date or for the Agent or any Lender to take, fulfill or perform any other action hereunder, shall be subject to satisfaction of all of the following conditions in a manner satisfactory to
Agent:

              (a) This Agreement or counterparts hereof, the Notes and the Borrower Security Agreement shall have been duly executed by the Borrower, and delivered to the Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Related Transactions Documents, including an opinion of counsel to the Credit Parties reasonably satisfactory to Agent and the other documents, instruments agreements and opinions listed in the Closing Checklist attached hereto as Exhibit K, each in form and substance reasonably satisfactory to the Agent;

              (b) (i) Agent shall have received a fully executed original of a pay-off letter reasonably satisfactory to Agent confirming that all of the Prior Lender Obligations will be satisfied in full upon receipt by the Prior Lender of proceeds of the Term Loan and the initial Revolving Credit Advance in an amount not in excess of $16,500,000 (exclusive of amounts necessary to repay Prior Lender Obligations owing to Heller) and all Liens upon any of the property of the Borrower or any of its Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment, (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty of Agent or supported by a Letter of Credit issued pursuant to this Agreement, as mutually agreed upon by Agent and the Borrower,
(iii) with respect to the warrants heretofore issued to senior lenders (other than Heller Financial, Inc.): (A) Borrower shall have entered into an agreement with such senior lenders which is in form and substance reasonably satisfactory to Agent and provides that all such warrants will be cancelled, repurchased or otherwise terminated, for an aggregate price, or at an aggregate cost to Borrower, not to exceed $625,000, such warrants to be cancelled, repurchased or otherwise terminated, and such payments to be made, in accordance with the following schedule:

         Date of payment         Amount of payment     % of warrants terminated
         ---------------         -----------------     ------------------------

         Closing Date               $    450,000                   0.00
         Thirty (30) days past
           Closing Date             $    100,000                   0.00
         July 15, 2003              $     75,000                 100.00

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

and (B) Borrower shall have paid at least $350,000 to such senior lenders in respect of such warrants and such senior lenders shall have cancelled, repurchased or otherwise terminated such proportionate share of such warrants for such price;

              (c) Agent shall have received (i) evidence satisfactory to it in its sole discretion that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an Officer's Certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required;

              (d) Agent shall have received the Fees required to be paid by the Borrower on the Closing Date in the respective amounts specified in Section 2.7, and Borrower shall have reimbursed the Agent for all fees, costs and expenses of closing presented as of the Closing Date;

              (e) The organizational and capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be reasonably acceptable to Agent;

              (f) Agent shall have received fully executed copies of each of the other Related Transactions Documents, each of which shall be in form and substance satisfactory to Agent and its counsel in their sole discretion. The Related Transactions shall have been consummated in accordance with the terms of the Related Transactions Documents, including, without limitation, Sponsor having purchased Convertible Preferred for not less than $6,000,000 in cash and that certain $7,000,000 Subordinated Promissory Note issued by Borrower to Sponsor for not less than $7,000,000 in cash, in each instance, on terms and conditions reasonably acceptable to Agent;

              (g) The ratio of Funded Debt as of the Closing Date after giving effect to the Related Transactions to EBITDA for the twelve month period ending March 31, 2003, shall not be greater than 3.0.

         SECTION 3.2. CONDITIONS TO EACH EXTENSION OF CREDIT. The obligation of any Lender to make any Extension of Credit (including on the Closing Date), is subject to the satisfaction of the following additional conditions:

              (a) receipt by the Agent of a Notice of Borrowing in accordance with Section 2.3;

              (b) no event or circumstance having a Material Adverse Effect shall have occurred since the date of this Agreement as determined by the Agent and the Required Lenders;

              (c) immediately before and after giving effect to such Extension of Credit, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the ratio of Funded Debt as of such date, to EBITDA for the most recent 12 month period for which financial statements are available, shall not be greater than the maximum Leverage Ratio then in effect pursuant to
Section 7.14 hereof.

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

              (d) the representations and warranties of the Credit Parties contained in the Loan Documents shall be true and correct in all respects (or, in all material respects if such representation or warranty is not by its terms already qualified as to materiality) on and as of the date of and after giving effect to such Extension of Credit, except for such changes therein as are expressly permitted by the terms of this Agreement and except to the extent that such representations and warranties are expressly stated to be made as of an earlier date, in which case they shall be true as of such earlier date.

Each Extension of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Extension of Credit as to the facts specified in clauses (b), (c) and (d) of this Section.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         To induce each Lending Party to enter into the Loan Documents and to make Extensions of Credit, the Credit Parties, jointly and severally, make the following representations and warranties to each Lending Party, each and all of which shall survive the execution and delivery of this Agreement:

         SECTION 4.1. EXISTENCE AND ORGANIZATIONAL POWER; COMPLIANCE WITH ORGANIZATIONAL DOCUMENTS. Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to conduct its business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect, (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties,
(d) has all organizational powers necessary for the conduct of its business as now conducted or hereafter proposed to be conducted, and (e) is in compliance in all material respects with all provisions of its Organizational Documents.

         SECTION 4.2. GOVERNMENTAL APPROVALS, COMPLIANCE WITH LAWS AND COMPLIANCE WITH AGREEMENTS WITH THIRD PARTIES. Each Credit Party possesses in full force and effect all Governmental Approvals necessary for the conduct of its business and is in compliance with all provisions of all Applicable Law, except where the failure to possess such Governmental Approval or of such Governmental Approval to be in full force and effect or the failure to comply with Applicable Law would not reasonably be expected to have a Material Adverse Effect. No Credit Party is in breach of or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which any of its property is bound or affected, which breach or default would reasonably be expected to have a Material Adverse Effect.

         SECTION 4.3. ORGANIZATIONAL AND GOVERNMENTAL APPROVALS; NO CONTRAVENTION. The execution, delivery and performance by each Credit Party of the Loan Documents and Related Transaction Documents to which it is a party, and the consummation of the transactions contemplated to occur thereunder, (a) are within its organizational powers, have been duly authorized by all necessary organizational action, (b) require no Governmental Approval (other than the filing of UCC-1 financing statements, and such other filings as have been made and are in full force and effect), (c) do not contravene, or constitute a default under (i) any provision of Applicable Law the violation of which would reasonably be expected to have a Material Adverse Effect, (ii) the Organizational Documents of such Credit Party or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon any Credit Party, the violation of which would reasonably be expected to have a Material Adverse Effect and (d) do not result in the creation or imposition of any Lien (other than the Liens created by the Collateral Documents) on any asset of any such Credit Party.

         SECTION 4.4. BINDING EFFECT; LIENS OF COLLATERAL DOCUMENTS. (a) Each Loan Document and each Related Transaction Document to which any Credit Party, is a party constitutes a valid and binding agreement of such Credit Party in each case enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization or other similar laws affecting the rights of creditors generally and (ii) the effect of general principles of equity whether applied by a court of equity or law.

              (b) The Collateral Documents create valid security interests in the Collateral purported to be covered thereby, which security interests are perfected security interests, prior to all other Liens other than Permitted Prior Liens.

         SECTION 4.5. FINANCIAL STATEMENTS. (a) The financial information set forth in the financial statements listed on Disclosure Schedule 4.5(a) present fairly, in all material respects, in accordance with GAAP, the consolidated balance sheet of Borrower and its Subsidiaries as at their respective dates and the consolidated income, shareholders' equity and cash flows of Borrower and its Subsidiaries for the respective periods to which such statements relate (except in the case of unaudited interim financial statements for the absence of footnotes and normally recurring year-end adjustments). Any information other than financial information presented in such statements is true, correct and complete in all material respects. Except as disclosed or reflected in such financial statements or in Disclosure Schedule 4.5(a), no Credit Party has any liabilities, contingent or otherwise, nor any unrealized or anticipated losses, that, singly or in the aggregate, have had or might have a Material Adverse Effect.

              (b) The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule 4.5(b) was prepared by the Borrower giving pro forma effect to the Related Transactions, was based on the unaudited consolidated balance sheets of the Borrower and its Subsidiaries dated March 31, 2003, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP (except for the absence of footnotes).

              (c) The Projections delivered on the date hereof and attached hereto as Disclosure Schedule 4.5(c) have been prepared by the Borrower in light of the past operations of its businesses, but including future payments of known contingent liabilities reflected on the Pro Forma, and reflect projections for the five (5) year period beginning on January 1, 2003. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the

Borrower and, as of the Closing Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the period set forth therein. Agent and Lenders recognize that the Projections are not to be viewed as fact and that actual results may vary materially from such projections and Borrower does not make any representation that such projections will be realized.

         SECTION 4.6. MATERIAL ADVERSE EFFECT. Since December 31, 2002, no act, event, condition or occurrence has occurred or failed to occur, that has had or reasonably could be expected to have, a Material Adverse Effect.

         SECTION 4.7. LITIGATION. Except as disclosed on Disclosure Schedule 4.7, there is no action, suit, investigation or proceeding (collectively, "Litigation") pending or, to the knowledge of any Credit Party, threatened against or affecting any Credit Party or its property before any court or arbitrator or any Governmental Authority which, if adversely determined, would reasonably be expected to have a Material Adverse Effect. There is no Litigation pending or, to the best knowledge of any Credit Party, threatened against or affecting, any party to this Agreement or any of the Related Transaction Documents before any court or arbitrator or any Governmental Authority which questions or challenges the validity of this Agreement or any of the other Related Transaction Documents or any transaction contemplated herein or therein.

         SECTION 4.8. NO MATERIAL MISSTATEMENTS. No written information, statement, exhibit, certificate, document or report furnished to the Agent and the Lenders (or any of them) by the borrower or any subsidiary in connection with this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole.

         SECTION 4.9. NO ADVERSE FACT. No fact or circumstance is known to any Credit Party that, either alone or in conjunction with all other such facts and circumstances, has had or reasonably would be expected in the future to have a Material Adverse Effect, that has not been set forth or referred to in the financial statements referred to in Section 4.5 or in a writing specifically captioned "Disclosure Statement" and delivered to the Agent prior to the Agreement Date.

         SECTION 4.10. OWNERSHIP OF PROPERTY, LIENS. Each Credit Party is the lawful owner of, has good and marketable title (unless such property is located in Texas, in which case Credit Party has good and indefeasible title) to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned, leased, subleased or used as the case may be, by such Credit Party on the most recent balance sheet referred to in Section 4.5 or, if more recent, delivered pursuant to Section 5.1, and none of such Credit Party's properties or assets is subject to any Liens, except Liens permitted pursuant to Section 7.2.

         SECTION 4.11. ENVIRONMENTAL LAWS. Each Credit Party and its respective operations are (a) in compliance with the requirements of all Environmental Laws and (b) not the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material into the environment or the work place or the use of any such substance in any of its products or manufacturing operations, in each case unless such noncompliance or remedial action would not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.12. ERISA. Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the IRC with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the IRC with respect to each Plan. No member of the Controlled Group has (a) sought a waiver of the minimum funding standard under Section 412 of the IRC in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the IRC or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, except to the extent such action could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.13. SUBSIDIARIES; CAPITALIZATION. Borrower has no Subsidiaries on the Closing Date other than as set forth on Disclosure Schedule
4.13. Disclosure Schedule 4.13 sets forth the correct legal name and jurisdiction of organization of each of Borrower and its Subsidiaries. The authorized Stock of each of the Credit Parties are as set forth on Disclosure
Schedule 4.13. All issued and outstanding Stock of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of the Lending Parties, and such Stock was issued in compliance with all Applicable Laws. The identity of the holders of the Stock of each of the Credit Parties (other than public shareholders of Borrower) and the percentage of their fully diluted ownership of the Stock of each of the Credit Parties is set forth on Disclosure Schedule 4.13. No Stock of any Credit Party, other than that described above, is issued and outstanding. Except as provided in Disclosure
Schedule 4.13, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any Stock of any such entity. No Credit Party has any outstanding Indebtedness and Guaranteed Obligations except those expressly permitted hereunder.

         SECTION 4.14. GOVERNMENT REGULATIONS. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder.

         SECTION 4.15. MARGIN REGULATIONS. No Credit Party is engaged, nor will it engage, principally or as one of its activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock and none of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

         SECTION 4.16. TAXES. All material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any material fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts which are the subject of a Permitted Contest. To the Borrower's knowledge, proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in compliance in all material respects with Applicable Laws and such withholdings have been timely paid to the respective Governmental Authorities.

         SECTION 4.17. INTELLECTUAL PROPERTY. Each Credit Party owns or has rights to use all Intellectual Property material to the conduct of its business as now or heretofore conducted by it or proposed to be conducted by it, without actual or claimed infringement upon the rights of third parties.

         SECTION 4.18. SOLVENCY. After giving effect to (a) the Extensions of Credit to be made or extended on the Closing Date or such other date as Extensions of Credit requested hereunder are made or extended, the issuance of the guaranties of the Obligations and the pledge of assets as security therefor by all of the Credit Parties, (b) the disbursement of the proceeds of such Extensions of Credit pursuant to the instructions of the Credit Parties, (c) the consummation of the transactions contemplated in the Related Transactions Documents, and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent.

         SECTION 4.19. INSURANCE. Disclosure Schedule 4.19 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

         SECTION 4.20. BROKERS. Other than Burnham Securities, Inc., no broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith, other than those fees which are payable (and which shall be paid) by Borrower on the Closing Date to Burnham Securities, Inc., pursuant to the terms of that certain letter agreement dated as of February 11, 2003 by and between Burnham Securities, Inc. and Borrower, as in effect on the Closing Date without giving effect to any amendments of other modifications.

         SECTION 4.21. COMPLIANCE WITH LAWS. Each Credit Party is in compliance in all material respects with all Applicable Laws, including Healthcare Laws.

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

         SECTION 4.22. COMPLIANCE WITH HIPAA. To the extent that and for so long as any Credit Party is a "covered entity" within the meaning of or otherwise subject to HIPAA, each Credit Party (i) has undertaken or will promptly undertake all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA and/or that could be adversely affected by the failure of such Credit Party to be HIPAA Compliant (as defined below), (ii) has developed or will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a "HIPAA Compliance Plan"), and (iii) has implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that such Credit Party is or becomes HIPAA Compliant. For purposes hereof, "HIPAA Compliant" means that such Credit Party (x) is or will be in compliance with each of the applicable requirements of the so-called "Administrative Simplification" provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a "HIPAA Compliance Date") and (y) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.23. THIRD PARTY REIMBURSEMENT. If any Credit Party is or has been audited by Medicare, Medicaid, TRICARE, CHAMPVA or similar governmental payors, (i) none of such audits provides for adjustments in reimbursable costs or asserts claims for reimbursement or repayment by such Credit Party of costs and/or payments theretofore made by such governmental payor that, if adversely determined, could reasonably be expected to have or result in a Material Adverse Effect.

         SECTION 4.24. EMPLOYMENT SHAREHOLDERS AND SUBORDINATION AGREEMENTS. Except as set forth on Disclosure Schedule 4.24, there are no (a) employment agreements covering executive officers of Borrower, (b) agreements for managerial, consulting or similar services to which any Credit Party is a party or by which any Credit Party is bound or (c) agreements regarding any Credit Party, its assets or operations or any investment therein to which any of its equity holders is a party or by which it is bound.

         SECTION 4.25. DORMANT ENTITIES. Each Dormant Entity has: (a) been dissolved in accordance with the laws of its jurisdiction of organization, (b) forfeited its charter under the laws of its state of organization, (c) been merged out of existence, (d) been suspended or deemed "inactive" under the laws of its state of organization with no intention by any Credit Party to reinstate, or (e) all of its Stock or other equity securities outstanding issued to and held by Persons other than Borrower and the other Credit Parties. No Credit Party is party to any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) or has any contractual relationship with any Dormant Entity, nor does any Credit Party have any plans to enter into any such transaction or contractual relationship with any Dormant Entity.

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

                                   ARTICLE V.

                               REPORTING COVENANTS

         So long as any Lending Party has any Commitment hereunder or any Extension of Credit or other Obligation remains outstanding, each Credit Party shall comply with each of the provisions in this Article V:

         SECTION 5.1. FINANCIAL STATEMENTS AND REPORTS. The Credit Party shall deliver the following to Agent:

              (a) Monthly Financials. As soon as available, but in any event within thirty five (35) days after the end of each fiscal month (including, without limitation, the last fiscal month of each Fiscal Year):

                  (i) consolidated balance sheets of Borrower and its Subsidiaries as of the close of such fiscal month, and related consolidated statements of income and cash flows for such fiscal month and for that portion of the Fiscal Year ending as of the close of such fiscal month, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Budget (for the statements of income only) for such Fiscal Year; and

                  (ii) a Compliance Certificate in the form of Exhibit 5.1(a); provided, however, notwithstanding anything contained in such form of Compliance Certificate, Borrower shall not be required to deliver evidence of financial covenant calculations together therewith.

              (b) Quarterly Financials. As soon as available, but in any event within fifty (50) days after the end of each Fiscal Quarter (including, without limitation, the last Fiscal Quarter of each Fiscal Year):

                  (i) consolidated balance sheets of Borrower and its Subsidiaries as of the close of such Fiscal Quarter and the related consolidated statements of income and consolidated cash flow for such Fiscal Quarter and for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, in each case setting forth, in comparative form, the figures for the corresponding period in the prior year and the figures contained in the Budget (for the statements of income only) for such Fiscal Year;

                  (ii) a management discussion and analysis that includes a comparison to Budget for such Fiscal Quarter and a comparison of performance for such Fiscal Quarter to the corresponding period in the prior year; and

                  (iii)  a Compliance Certificate.

              (c) Annual Financials. As soon as available, but in any event within one hundred five (105) days after the end of each Fiscal Year:

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

                  (i) audited consolidated balance sheets and related audited consolidated and consolidating statements of income, consolidated retained earnings and consolidated cash flows for Borrower and its Subsidiaries, setting forth in comparative form, in each case the figures for the previous Fiscal Year and, beginning with deliveries made with respect to financial information for the fiscal year ending December 31, 2003, reported on without a "going concern" or other qualification or exception by an independent certified public accounting firm of national standing reasonably acceptable to Agent; provided, however, if and only to the extent such deliveries are also required by law to be delivered to the Securities and Exchange Commission and the Borrower obtains an extension from the Securities and Exchange Commission to make such deliveries at a date later than one hundred five (105) days after the end of the applicable Fiscal Year without penalty of any kind, the Borrower shall instead make the deliveries described in this clause (i) to Agent at any time on or before such extended deadline;

                  (ii) a management discussion and analysis that includes a comparison to Budget for such Fiscal Year and a comparison of performance for such Fiscal Year to the prior year;

                  (iii)  a Compliance Certificate;

                  (iv) a report in form and substance reasonably satisfactory to Agent and subject only to standard qualifications required by nationally recognized accounting firms, signed by the accounting firm auditing the financial statements, (A) showing the calculations used to determine compliance with each of the financial covenants set forth herein, and (B) stating that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default has occurred (or specifying those Defaults that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults; and

                  (v) the annual letters collected by such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters.

              (d) Annual Budgets. As soon as available following the end of each Fiscal Year, but in any event not later than thirty (30) days after the end of such Fiscal Year, an annual operating plan for Borrower and its Subsidiaries (the "Budget"), approved by the Board of Directors of the Borrower, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, and (ii) includes monthly consolidated balance sheets, consolidated and consolidating income statements and consolidated statements of cash flows for the following year, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for Capital Expenditures.

              (e) Management Letters. Within ten (10) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Person from its independent certified public accountants.

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

              (f) Defaults and other Material Events. As soon as practicable, and in any event within five (5) Business Days after the Chief Executive Officer or Chief Financial Officer of any Credit Party obtains knowledge of the existence of any event that could reasonably be expected to have a Material Adverse Effect or of any Event of Default, telephonic or telecopied notice specifying the nature of such event or Event of Default, including the anticipated effect thereof.

              (g) Litigation. As soon as practicable, and in any event within five (5) Business Days after any executive or financial officer of any Credit Party obtains knowledge of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or any member of a Controlled Group in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party,
(v) alleges material violations of any Healthcare Laws, (vi) alleges the material violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities, or (vii) if adversely determined against any Credit Party, would reasonably be expected to have a Material Adverse Effect.

              (h) Other Securities Reports. Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent by any Credit Party to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and
(iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Credit Party.

              (i) Notices. As soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Stock of such Person, and within two (2) Business Days after any Credit Party obtains knowledge of any matured event of default with respect to any Subordinated Debt, notice of such event of default.

              (j) Supplemental Disclosures. Supplemental disclosures, if any, required by Section 6.7.

              (k) Damage to Collateral. Disclosure of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more individually for any occurrence or event, in the aggregate, whether or not covered by insurance.

              (l) Defaults under Material Agreements. Promptly upon receipt, copies of any notice to any Credit Party of claimed default by any third party to any Credit Party with respect to or by any Credit Party of any material lease or other material agreement to which any Credit Party is a party that involves payments in excess of $250,000 individually or in the aggregate per annum or involves property of any Credit Party having a value in excess of $250,000 individually or in the aggregate.

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

              (m) Other Documents. Promptly upon request, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall from time to time reasonably request.

         SECTION 5.2. COLLATERAL REPORTS. Each Credit Party shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports at the times and in the manner set forth below:

              (a) To Agent, within ten (10) days of its reasonable request therefor:

                  (i) a monthly trial balance showing Accounts outstanding aged from invoice date as follows: one (1) to thirty (30) days; thirty-one (31) to sixty (60) days; sixty-one (61) to ninety (90) days and ninety-one (91) days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                  (ii) Collateral reports including all additions and reductions (cash and non-cash) with respect to Accounts in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared as of the last day of the immediately preceding month;

                  (iii) an aging of accounts payable and a reconciliation of such accounts payable aging to the general ledger and monthly financial statements delivered pursuant to Section 5.1(a), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

              (b) To Agent, at the time of delivery of each of the quarterly financial statements delivered pursuant to Section 5.1(b) a list of any applications for the registration of any patent, trademark or copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

              (c) To Agent, such appraisals of the Borrower's assets as Agent may request at any time after the occurrence and during the continuance of an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent;

              (d) To Agent, within five (5) Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where any material Collateral is located, and (ii) such other notices or documents with respect to any owned or leased Real Property of any Credit Party as Agent may reasonably request; and

              (e) Such other reports, statements and reconciliations with respect to the Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

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

         SECTION 5.3. ACCURACY OF FINANCIAL STATEMENTS AND INFORMATION.

              (a) Future Financial Statements. All financial statements delivered pursuant to Section 5.1(a), (b), or (c), shall (i) in the case of the financial information set forth therein, present fairly, in all material respects, in accordance with GAAP the consolidated financial position of the Credit Parties, as at their respective dates and the consolidated and consolidating income, consolidated shareholders' equity, and consolidated cash flows of Borrower and its Subsidiaries for the respective periods to which such statements relate (subject, in the case of the financial statements delivered pursuant to Section 5.1(a) and (b), to the absence of footnotes and normally recurring year-end adjustments) and (ii) in the case of any other information presented, be true, correct and complete as to the information presented therein so as not to make the information presented materially misleading, and the furnishing of the same to the Lending Parties shall constitute a representation and warranty by Borrower and its Subsidiaries made on the date the same are furnished to the Lending Parties to that effect.

              (b) Future Information. All Information furnished to any Lending Party by or on behalf of any Credit Party on and after the Agreement Date in connection with or pursuant to this Agreement or any other Loan Document or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Loan Document, shall, at the time the same is so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any such information prepared in the ordinary course of business, be complete and correct in all material respects in the light of the purpose prepared, and, in the case of any such Information required by the terms of this Agreement or the preparation of which was requested by any Lending Party, be complete and correct in all material respects to the extent necessary to give true and accurate knowledge of the subject matter thereof, and
(ii) not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not materially misleading, and the furnishing of the same to any Lending Party shall constitute a representation and warranty by the Credit Parties made on the date the same are so furnished to the effect specified in clauses (i) and (ii).

                                   ARTICLE VI.

                              AFFIRMATIVE COVENANTS

         So long as any Lending Party has any Commitment hereunder or any Extension of Credit or other Obligation remains outstanding, Borrower shall, and shall cause each Credit Party to, comply with each of the covenants in this
Article VI:

         SECTION 6.1. PAYMENT OF OBLIGATIONS. Each Credit Party (a) shall pay and discharge, at or before maturity, all of its respective obligations and liabilities, including Charges, the non-payment or discharge of which would reasonably be expected to have a Material Adverse Effect except where the same is the subject of a Permitted Contest, (b) shall maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same and (c) shall not breach in any respect, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, the breach of or default under which would reasonably be expected to have a Material Adverse Effect, subject to Permitted Contests.

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         SECTION 6.2. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Each
Credit Party will continue to conduct its business substantially as now conducted by the Credit Parties or as otherwise permitted hereunder, and will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

         SECTION 6.3. MAINTENANCE OF ASSETS AND PROPERTIES. Each Credit Party will keep all material assets and properties useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and will cause to be made all appropriate repairs, renewals and replacements thereof.

         SECTION 6.4. INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL. (a) The Credit Parties shall, at their sole cost and expense, maintain: (i) the policies of insurance described on Disclosure Schedule 4.19 as in effect on the date hereof or (ii) similar policies of insurance which are otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems reasonably advisable; provided that Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor, but to the extent it does obtain such insurance or pay such premiums, Agent shall not be deemed to have waived any Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed by Agent hereunder, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by the Borrower to Agent and shall constitute additional Obligations hereunder secured by the Collateral.

              (b) Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's reasonable opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

              (c) Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $500,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All

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Risk" policies of insurance; provided that Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof and provided no Default or Event of Default has occurred and is continuing, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 2.8(b). All insurance proceeds that are to be made available to any Credit Party to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Credit Commitment) and upon such application, Agent shall establish a reserve in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to that Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows:
(x) the Borrower shall request a Revolving Credit Advance be made to such Credit Party in the amount requested to be released; (y) so long as the conditions set forth in Section 3.2 have been met, Revolving Lenders shall make such Revolving Credit Advance and (z) in the case of insurance proceeds applied against the Revolving Loan, the reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 2.8(b).

         SECTION 6.5. COMPLIANCE WITH LAWS. Each Credit Party will (a) comply with all Applicable Laws if noncompliance with any such law, rule, regulation, order or restriction would reasonably be expected to have a Material Adverse Effect, (b) conform with and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including without limitation Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, and all laws, rules and regulations of Governmental Authorities, pertaining to the business of the Credit Parties, and
(c) obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, CLIA certifications, Medicaid Certifications and Medicare Certifications, if failure to do so would reasonably be expected to have a Material Adverse Effect. Specifically, but without limiting the foregoing, and except where any such failure to comply would not reasonably be expected to have a Material Adverse Effect (i) each Credit Party's billing policies, arrangements, protocols and instructions will comply with reimbursement requirements under Medicare, Medicaid and other medical reimbursement programs; and (ii) each Credit Party's medical director compensation arrangements and other arrangements with referring physicians will comply with applicable state and federal self-referral and anti-kick-back laws, including, without limitation, 42 U.S.C. Section 1320a-7b(b)(1) - (b)(2) 42 U.S.C. and 42 U.S.C. Section 2395nn.

         SECTION 6.6. INSPECTION OF PROPERTY, BOOKS AND RECORDS. Each Credit Party will keep proper books of record and account in which full, true and correct entries shall be made of

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all dealings and transactions in relation to its business and activities and will permit the Agent, who may be accompanied by the representatives of any Lender upon such Lender's written request, to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, to conduct a collateral audit and analysis of its inventories and accounts receivable and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired (but not more than twice a year unless an Event of Default exists); provided that, so long as no Default or Event of Default shall have occurred and be continuing, the Agent shall have provided the appropriate Credit Party with reasonable prior notice and shall conduct such visit in a manner that does not unreasonably interfere with the conduct of such Credit Party's business. Representatives of each Lender will be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, Borrower will participate and will cause the chief executive officer and the chief financial officer of the Borrower and such other officers of the Credit Parties as the Agent shall designate to participate in a meeting with Agent and Lenders to discuss the financial results and condition of the Credit Parties at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Agent.

         SECTION 6.7. SUPPLEMENTAL DISCLOSURE. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any Loan Document, with respect to any matter hereafter arising that, if existing or occurring as of the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be deemed a waiver of any Default resulting from the matters disclosed therein, except as consented to by Agent and Required Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

         SECTION 6.8. USE OF PROCEEDS. The proceeds of Revolving Loans shall be used by the Credit Parties solely to refinance the Prior Lender Obligations and to pay costs and expenses of the Related Transactions, to provide working capital financing and to provide funds for general corporate purposes. The proceeds of the Term Loans shall be used solely to refinance the Prior Lender Obligations and to pay costs and expenses of the Related Transactions, to provide working capital financing and to provide funds for general corporate purposes. Letters of Credit shall be used solely for general corporate purposes. No Extension of Credit and none of the proceeds of any Extension of Credit will be used in violation of any Applicable Law.

         SECTION 6.9. FURTHER ASSURANCES. Each Credit Party shall, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances (a) as may from time to time be necessary or as the Agent

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may from time to time reasonably request to carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect the estate, right, title and interest of the Agent to the Collateral (including Collateral acquired after the date hereof), including first priority Liens thereon, subject only to Liens permitted by Section 7.2, and (b) as the Agent may from time to time reasonably request, to establish, preserve, protect and perfect first priority Liens in favor of the Agent on any and all assets of the Credit Parties and the proceeds thereof, now owned or hereafter acquired, that do not constitute Collateral on the date hereof. The Borrower shall promptly give notice to the Agent of the acquisition after the Closing Date by any Credit Party of any Real Property (including material leaseholds in respect of Real Property) or any trademark, copyright or patent.

         SECTION 6.10. HISTORICAL FEES. Borrower shall pay to Agent, for the benefit of Heller, reimbursement for historical legal fees and expenses incurred by Heller, the amounts and on the dates set forth below:

               Date                       Amount

         July 15, 2003                   $ 25,000
         August 15, 2003                 $ 50,000
         September 15, 2003              $ 75,000
         June 15, 2004                   $200,000

         SECTION 6.11. ENVIRONMENTAL MATTERS. Each Credit Party shall and shall cause each Person within its control to (a) conduct its operations and keep and maintain its Real Property in compliance with all Environmental Laws and Environmental Permits other than noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect,
(b) implement any and all investigative, remedial, removal and response actions that are appropriate or necessary to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Property of any Credit Party, and (c) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that would reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not any Governmental Authority has taken or threatened any action in connection with any violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of the Real Property of any Credit Party, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at the Borrower's expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall

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be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Property for the purpose of conducting such environmental audits and testing as Agent deems reasonably appropriate, including subsurface sampling of soil and groundwater; provided that the Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

         SECTION 6.12. LANDLORD AND WAREHOUSEMAN WAIVERS. At Agent's reasonable request therefor, the Credit Parties shall use commercially reasonable efforts to deliver to the Agent waivers of contractual and statutory landlord's, mortgagee's or warehouseman's Liens in form and substance reasonably satisfactory to the Agent under each lease, mortgage, warehouse agreement or similar agreement to which any Credit Party is a party.

         SECTION 6.13. MORTGAGES ON REAL PROPERTY; TITLE INSURANCE AND SURVEY. Within thirty (30) days after the acquisition of any Real Property having a fair market value in excess of $250,000 by any Credit Party, such Credit Party will furnish the Agent with a Mortgage covering each parcel of Real Property acquired by such Credit Party (the "Mortgaged Property"), together with an ALTA extended coverage lender's policy of title insurance in a policy amount equal to one hundred percent (100%) of the greater of (x) the purchase price of such acquired property (including any liabilities assumed in connection with the acquisition) or (y) the fair market value of such property, insuring such Mortgage as a valid, enforceable first Lien on the Credit Party's interest in the Mortgaged Property covered thereby, subject only to Permitted Encumbrances and to such other exceptions as are reasonably satisfactory to the Agent, together with an ALTA survey with respect to each parcel of the Mortgaged Property acquired, in form and substance reasonably satisfactory to the Agent, and legible copies of all documents affecting title, which shall show all recording information. The policy, including each of the exceptions to coverage contained therein, shall be subject to the reasonable approval of the Agent, and shall be issued by a title company reasonably acceptable to the Agent. Attached to the policy shall be any and all endorsements reasonably required by the Agent.

         SECTION 6.14. ADDITIONAL SUBSIDIARIES. Contemporaneously with the creation or acquisition of any Subsidiary by any Credit Party, such Credit Party shall execute and deliver or cause to be executed and delivered (a) such documents and instruments as the Agent shall reasonably require to cause such new Subsidiary to become a party to the Subsidiary Guaranty and Subsidiary Security Agreement, (b) a pledge of all of the Stock of any domestic Subsidiary pursuant to a Pledge Agreement from the parent of such Subsidiary (c) in the case of any Subsidiary organized outside of the United States of America and its territories (a "Foreign Subsidiary"), a pledge of sixty-five percent (65%) of the Stock of such Foreign Subsidiary, or one hundred percent (100%) of the Stock of such Foreign Subsidiary in the event of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase in of, any law or regulation, directive or guideline of any Governmental Authority that results in such Credit Party not being required under Section 956(a)(l) of the IRC to include in its gross income for United States federal income tax purposes any portion of the earnings of such Foreign Subsidiary as a result of such Credit Party's pledge of more than 65% of the Stock of such Foreign Subsidiary and (c) such other related stock certificates, stock powers, financing statements, opinions of counsel and other documents as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent.

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         SECTION 6.15. CASH MANAGEMENT SYSTEMS. As soon as possible and in no event later than June 15, 2003, the Credit Parties shall and shall cause each of their Subsidiaries to enter into tri-party agreements regarding each of their deposit accounts pursuant to which the applicable deposit banks acknowledge the security interest of Agent in the applicable bank accounts, agrees to comply with instructions originated by Agent directing disposition of the funds in the applicable bank accounts without further consent from such Credit Party or Subsidiary, and agrees to subordinate and limit any security interest the bank may have in the applicable bank accounts on terms reasonably satisfactory to Agent; provided, however, Credit Parties and their Subsidiaries may maintain up to and at no time more than $500,000 in the aggregate in bank accounts which are not subject to tri-party agreements of the type described above.

         SECTION 6.16. FEDERAL TAX LIENS. As soon as reasonably possible and in any event within (90) days following the Closing Date, the Credit Parties shall deliver to Agent evidence of termination with respect to each Federal tax Lien described on Disclosure Schedule 7.2, which has been file-stamped by the applicable Governmental Authority and is otherwise in form and substance reasonably satisfactory to Agent.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS

         So long as any Lender has any Commitment hereunder or any Extension of Credit or other Obligation remains outstanding (other than contingent obligations to the extent no unsatisfied claim in respect thereof has been asserted), Borrower shall, and shall cause each Credit Party to, comply with each of the covenants in this Article VII:

         SECTION 7.1. INDEBTEDNESS. No Credit Party will, and no Credit Party will permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except for:

              (a) Indebtedness outstanding on the date of this Agreement to the extent set forth in Disclosure Schedule 7.1; and any refinancings thereof, provided that no such refinancing shall with respect to the Indebtedness being refinanced, increase the principal amount thereof, increase the interest rate thereon to an amount in excess of reasonable market rates, shorten the maturity or otherwise impose more burdensome restrictions on the Credit Parties and their Subsidiaries that those existing under the Indebtedness being refinanced.

              (b) Indebtedness under the Loan Documents;

              (c) Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring any asset (including through Capital Leases) in an aggregate principal amount outstanding not greater than $1,000,000 at any time; provided that such Indebtedness is incurred within ninety (90) days following such purchase and does not exceed one hundred percent (100%) of the purchase price of the subject assets;

              (d) Indebtedness of a Credit Party to another Credit Party, provided that: (i) in the event any Credit Party has executed and delivered (or does execute and deliver) to another

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Credit Party a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by such Credit Party to such other Credit Party, such Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (ii) each Credit Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (iii) the obligations of each Credit Party under any such Intercompany Notes shall be subordinated to the Obligations of such Credit Party hereunder in a manner reasonably satisfactory to Agent; and (iv) no Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan;

              (e) Indebtedness consisting of Guaranteed Obligations to the extent that the underlying Indebtedness being guaranteed is expressly permitted pursuant to this Section 7.1;

              (f) Roisman Obligations; and

              (g) the Subordinated Debt issued by Borrower to Sponsor, Fitzpatrick and other Persons pursuant to and in strict accordance with the terms of the Subordinated Debt Documents.

         SECTION 7.2. LIENS; NEGATIVE PLEDGES. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets (whether now owned or hereafter acquired), including but not limited to the Collateral, except for:

              (a) Permitted Encumbrances;

              (b) Liens in existence on the date hereof and summarized on Disclosure Schedule 7.2 securing the Indebtedness described on Disclosure
Schedule 7.1 and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property or assets of any Credit Party;

              (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with Indebtedness permitted by Section 7.1(c), provided that such Liens attach only to the assets subject to such purchase money debt.

In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, in each case entered into in the ordinary course of business, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets or properties that are subject to such operating lease, Capital Lease or License.

         SECTION 7.3. GUARANTEED OBLIGATIONS. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Obligations except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed

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Obligations incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

         SECTION 7.4. CAPITAL STOCK; NATURE OF BUSINESS. No Credit Party shall
(a) make any change in its capital structure as described in Disclosure Schedule 4.13, including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided that the Borrower may issue or sell shares of its Stock and options therefor so long as the proceeds thereof are applied in prepayment of the Obligations if and as required by Section 2.8(c) and no Change of Control occurs after giving effect thereto, or (b) amend its Organizational Documents in a manner that would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it on the Closing Date or businesses reasonably incidental thereto.

         SECTION 7.5. RESTRICTED PAYMENTS. No Credit Party shall make any Restricted Payment, except

              (a) intercompany loans between Credit Parties to the extent permitted by Section 7.1;

              (b) dividends and distributions by Subsidiaries of any Credit Party paid to such Credit Party;

              (c) employee loans permitted under Section 7.10(b);

              (d) payments of principal and interest of Intercompany Indebtedness issued in accordance with Section 7.1;

              (e) payments of management fees pursuant to that certain Sentinel Management Agreement dated as of May 15, 2003 (the "Sentinel Management Agreement") by and between Borrower and Sentinel Capital Partners, L.L.C., not to exceed $275,000 per annum (increased to $300,000 from and after the date on which EBITDA for Borrower calculated on a trailing twelve (12) month basis, exceeds $10,000,000) payable in advance in equal quarterly installments on the last Business Day of each February, May, August and November of each year), provided all of the following conditions are satisfied:

                  (i) no Default or Event of Default has occurred and is continuing, nor would any Default or Event of Default occur or arise upon the making of such Restricted Payment;

                  (ii) after giving effect to such Restricted Payment, Borrower is in compliance on a pro forma basis with the covenants set forth in Sections 7.13 through 7.16, recomputed for the most recent month for which financial statements have been delivered;

              (f) regularly-scheduled, non-accelerated cash payments of interest with respect to the Subordinated Debt issued by Borrower to Sponsor, Fitzpatrick and other

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         Persons pursuant to and in strict accordance with the terms of the
         Subordinated Debt Documents at the aggregate cash pay interest rate of ten percent (10%) per annum stated therein and which is otherwise made in compliance with the terms of the Subordination Agreements;

              (g) Borrower may make distributions to its shareholders to repurchase the Stock of Borrower owned by such Persons, provided all of the following conditions are satisfied:

                  (i) no Default or Event of Default has occurred and is continuing, nor would any Default or Event of Default occur or arise upon the making of such Restricted Payment; and

                  (ii) after giving effect to such Restricted Payment, Borrower is in compliance on a pro forma basis with the covenants set forth in Sections 7.13 through 7.16, recomputed for the most recent month for which financial statements have been delivered; and

                  (iii) the Borrower shall have Borrowing Availability of at least $500,000.

         SECTION 7.6. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWER. Except as provided in this Agreement, the Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (a) pay dividends or make any other distribution on any of such Subsidiary's Stock owned by the Borrower or any other Subsidiary, (b) pay any Indebtedness owed to the Borrower or any other Subsidiary, (c) make loans or advances to the Borrower or any other Subsidiary or (d) transfer any of its property or assets to the Borrower or any other Subsidiary.

         SECTION 7.7. ERISA. No Credit Party shall, or shall cause or permit any member of a Controlled Group to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

         SECTION 7.8. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. No Credit Party will (a) consolidate or merge with or into any other Person other than the merger of a wholly owned Subsidiary of the Borrower with and into another wholly owned Subsidiary of the Borrower that is a Guarantor or (b) sell, lease or otherwise transfer, or grant any Person an option to acquire, directly or indirectly, any of its properties or assets or consummate any Asset Disposition, other than (i) sales of Inventory for fair value in the ordinary course of businesses, (ii) dispositions of Temporary Cash Investments, (iii) licensing of Intellectual Property in the ordinary course of business, (iv) exchange of equipment for other equipment used in the business of such Credit Party, and (v) dispositions for cash and fair value of Equipment, Fixtures, and other assets; provided that (x) immediately after any such disposition the aggregate fair market value of all such assets disposed of pursuant to this clause (b)(v) after the date hereof does not exceed

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$1,000,000 and the aggregate fair market value of all such assets disposed of during the Fiscal Year in which such disposition is made does not exceed $500,000, (y) the net proceeds of all such Asset Dispositions under clause
(b)(v) are applied to prepay the Loan if required by Section 2.8(b).

         SECTION 7.9. PURCHASE OF ASSETS; INVESTMENTS. No Credit Party will acquire all or substantially all of the assets of, engage in any joint venture or Partnership with any Person, or make, acquire or own any Investment other than (a) Temporary Cash Investments, (b) Investments in another Credit Party,
(c) Investments existing on the Closing Date and described on Disclosure
Schedule 7.9, (d) intercompany Indebtedness and Loans to employees permitted hereunder, (e) investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtor and (f) other Investments not exceeding $250,000 in the aggregate at any time outstanding. Without limiting the generality of the foregoing, no Credit Party will (i) acquire or create any Subsidiary without the consent of the Required Lenders or (ii) engage in any joint venture or partnership with any other Person.

         SECTION 7.10. TRANSACTIONS WITH AFFILIATES. (a) Except as otherwise permitted hereunder, no Credit Party will, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Credit Party on terms that are less favorable to such Credit Party than those which might be obtained at the time from a Person who is not an Affiliate of such Credit Party.

              (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $250,000 in the aggregate at any one time outstanding.

         SECTION 7.11. AMENDMENTS OR WAIVERS. No Credit Party will agree to (a) any material amendment to or waiver of any material contract constituting a part of the Collateral, or (b) any amendment or waiver of any document governing any Subordinated Debt except to the extent permitted pursuant to the subordination agreement with respect thereto, including, without limitation, the Subordination Agreements.

         SECTION 7.12. FISCAL YEAR. The Borrower and its Subsidiaries shall not change their Fiscal Year from a Fiscal Year ending December 31.

         SECTION 7.13. CAPITAL EXPENDITURES. The Credit Parties will not make or commit to make any Capital Expenditures in the aggregate in any Fiscal Year in excess of $3,000,000 (the "Capex Limit"). Notwithstanding the foregoing, in the event Borrower and its Subsidiaries do not expend the entire Capex Limit permitted in any Fiscal Year, Borrower and its Subsidiaries may carry forward to the immediately succeeding Fiscal Year fifty percent (50%) of the unutilized portion of the Capex Limit. All Capital Expenditures made by Borrower and its Subsidiaries shall first be applied to reduce the applicable Capex Limit and then to reduce the carry forward from the previous Fiscal Year, if any.

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         SECTION 7.14. LEVERAGE RATIO. The Borrower shall not permit the
Leverage Ratio calculated as of the last day of any Fiscal Quarter during any of the periods set forth below for the twelve (12) fiscal month period ending on such date to be greater than the ratio set forth below for such period:

         PERIOD                                                        AMOUNT
         ------                                                        ------
         July 1, 2003 through September 30, 2004                        3.00
         October 1, 2004 through September 30, 2005                     2.75
         October 1, 2005 through September 30, 2006                     2.25
         October 1, 2006 and the last day of each Fiscal                2.00
         Quarter thereafter.

         SECTION 7.15. INTEREST COVERAGE. The Borrower shall not permit the Interest Coverage Ratio (as defined and calculated under the Compliance Certificate) for the twelve (12) fiscal months ending on the last day of any Fiscal Quarter to be less than 3.50.

         SECTION 7.16. FIXED CHARGE COVERAGE RATIO. The Borrower shall not permit the Fixed Charge Coverage Ratio (as defined and calculated in accordance with the terms of the Compliance Certificate calculated as of the last day of any Fiscal Quarter during any of the periods set forth below for the twelve (12) fiscal month period ending on such date to be less than the ratio set forth below for such period:

         PERIOD                                                        AMOUNT
         ------                                                        ------
         July 1, 2003 through September 30, 2005                        1.10
         October 31, 2005 and the last day of each Fiscal
         Quarter thereafter                                             1.15

         SECTION 7.17. SENIOR LEVERAGE RATIO. The Borrower shall not permit the Senior Leverage Ratio calculated as of the last day of any Fiscal Quarter during any of the periods set forth below for the twelve (12) fiscal month period ending on such date to be greater than the ratio set forth below for such period:

         PERIOD                                                        AMOUNT
         ------                                                        ------
         July 1, 2003 through September 30, 2004                        1.90
         October 1, 2004 through September 30, 2005                     1.60
         October 1, 2005 through September 30, 2006                     1.25
         October 1, 2006 and the last day of each Fiscal
         Quarter thereafter                                             1.00

         SECTION 7.18. DORMANT ENTITIES. Neither Borrower nor any other Credit Party will: (a) become party to any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) or establish any contractual relationship with any Dormant Entity, (b) reinstate any Dormant Entity, or (c) purchase all or any portion of the Stock or other equity securities of any Dormant Entity.

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         SECTION 7.19. CASH MANAGEMENT SYSTEMS. The Credit Parties shall not and shall not cause or permit their Subsidiaries to[ establish any new bank accounts without prior written notice to Agent and unless Agent and the bank at which the account is to be opened] enter into a tri-party agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Agent in such bank account, agrees to comply with instructions originated by Agent directing disposition of the funds in the bank account without further consent from such Credit Party or Subsidiary, and agrees to subordinate and limit any security interest the bank may have in the bank account on terms reasonably satisfactory to Agent; provided, however, Credit Parties and their Subsidiaries may maintain up to and at no time more than $500,000 in the aggregate in bank accounts which are not subject to tri-party agreements of the type described above.

                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

         SECTION 8.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events for any reason whatsoever (whether voluntary or involuntary, by operation of law or otherwise) shall constitute an event of default hereunder (each, an "Event of Default"):

              (a) The Borrower (i) fails to make any payment of principal when due and payable, (ii) fails to make any payment of interest on, or Fees owing in respect of, the Loans or any of the other Obligations within five (5) days of when due and payable, or (iii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten
(10) days following Agent's or any Lender's demand for such reimbursement or payment of expenses;

              (b) any Credit Party shall fail to observe or perform any covenant applicable to it contained in Section 6.1, Section 6.2 (so far as it requires each Credit Party to maintain its existence), Section 6.6, Section 6.8 or
Article VII hereof;

              (c) any Credit Party shall fail to observe or perform any covenant or agreement contained in the Loan Documents (other than those covered by clause
(a) or (b) above) and such failure shall have continued for a period of thirty
(30) days after notice thereof has been given to the Borrower by the Agent;

              (d) any representation, warranty, certification or statement made by any Credit Party in any Related Transactions Documents or in any certificate, disclosure schedule, financial statement or other document delivered pursuant to the Related Transactions Documents shall prove to have been incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

              (e) any Credit Party shall fail to make any payment in respect of any Indebtedness (other than the Obligations) the aggregate outstanding principal amount of which Indebtedness, either individually or in the aggregate with all other Indebtedness with respect to which the Credit Parties have failed to make a payment, equals or exceeds $250,000;

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              (f) any event or condition shall occur which (i) results in the acceleration of the maturity of Indebtedness of any Credit Party in an outstanding principal amount in excess of $250,000, individually or in the aggregate with all other Indebtedness of the Credit Parties (other than the Obligations), or (ii) enables the holder or holders of Indebtedness of any Credit Party in an outstanding principal amount in excess of $250,000, individually or in the aggregate with all other Indebtedness of the Credit Parties (other than the Obligations), or any Person acting on such holder's behalf to accelerate the maturity of any such Indebtedness, or (iii) results in a violation of, or a default under, any provision of the Organizational Documents of any Credit Party that could adversely affect Agent or the Lenders or impair the ability of any Credit Party to perform its Obligations under this Agreement or any of the other Loan Documents;

              (g) any Credit Party shall (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its properties or assets, (ii) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (iii) cease to be solvent (as represented in Section 4.18) or make a general assignment for the benefit of creditors or (iv) fail generally, not be able or admit in writing its inability to pay its debts as they become due, or take any action in furtherance of, or indicating its consent to, or approval of or acquiescence in any of the foregoing;

              (h) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or an order for relief shall be entered against any Credit Party under any bankruptcy laws as now or hereafter in effect, or any Credit Party shall take any action in furtherance of, or indicating its consent to, or approval of or acquiescence in any of the foregoing;

              (i) institution of any steps by Borrower or any member of the Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, Borrower or any member of the Controlled Group could reasonably be expected to be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302 of ERISA, (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that Borrower and the members of the Controlled Group have incurred on the date of such withdrawal) exceeds $250,000, (iv) with respect to any Plan, Borrower or any member of the Controlled Group shall incur an accumulated funding deficiency or request a funding waiver from the IRS, or (v) there shall occur an ERISA Event or a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or IRC Section 4975; provided, that the events listed in clauses (iv) and (v) hereof shall constitute Events of Default

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

only if the liability, deficiency or waiver request, whether or not assessed, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

              (j) (i)    Any member of a Controlled Group shall engage in any
"prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Encumbrance) shall arise on the assets of the Borrower or any Controlled Group, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, with Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, any of its subsidiaries or any member of any Controlled Group shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal form, or the insolvency or reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

              (k) a judgment or order for the payment of money (other than those judgments and orders otherwise disclosed on Disclosure Schedule 7.2), which, individually or when aggregated with other such judgments or orders, equals or exceeds $500,000, shall be rendered against any Credit Party and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days or any judgment (other than those judgments otherwise disclosed on Disclosure Schedule 7.2) shall be rendered against any Credit Party that exceeds by more than $500,000 any insurance coverage applicable thereto as to which the insurance company has acknowledged coverage and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days;

              (l) a Change of Control shall occur;

              (m) the auditor's report or reports on the audited statements delivered pursuant to Section 5.1(c) shall include any material qualification (including with respect to the scope of audit) or exception or any adverse statement as to the ability of any Credit Party to continue as a going concern;

              (n) any material provision of any Related Transactions Documents shall for any reason cease to be valid, binding and enforceable against any Credit Party for any reason, or any Credit Party shall so assert in writing or the Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected first priority Lien subject to no prior or equal Lien except Permitted Encumbrances on any portion of the Collateral purported to be secured thereby which is deemed material by the Agent, or any Credit Party shall so assert in writing;

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

              (o) any Credit Party shall be prohibited, enjoined or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any determination, ruling, decision, decree or order of any Governmental Authority and such determination, ruling, decision, decree or order remains unstayed and in effect for any period of ten (10) days beyond any period for which any business interruption insurance policy of the Credit Parties shall provide full coverage to such Credit Party with respect to any losses and lost profits; or

              (p) any of the Related Transactions Documents (other than the Loan Documents) shall for any reason fail to constitute the valid and binding agreement of any party thereto, or any such party shall so assert in writing, or refuse or fail to perform in any material respect its obligations thereunder;

              (q) any Credit Party fails to (i) obtain or maintain any operating licenses or Environmental Permits required by environmental authorities, (ii) begin, continue or complete any remediation activities as required by any environmental authorities, (iii) store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations, or (iv) comply with any environmental laws, in each case, if any such failure in clauses (i) through (iv) above, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

              (r) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Credit Party, if any such event or circumstance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

              (s) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Credit Party, in each case, if such loss, suspension, revocation or failure to renew, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

              (t) any Credit Party shall be suspended or excluded from (i) any Medicaid Provider Agreement, Medicaid Certification, Medicare Provider Agreement, Medicare Certification or (ii) any medical reimbursement program, where such exclusion or suspension arises from fraud or other claims or allegations that could reasonably be expected to have a Material Adverse Effect; or

              (u) to the extent such event may result in a Material Adverse
Effect: (i) (A) any material provision of any Management Services Agreement shall for any reason cease to be valid, binding and enforceable against any person party thereto (other than the Credit Parties) for any reason, or (B) any default or event of default shall occur under any Management Service Agreement or (ii) any Liens which are in effect as of the Closing Date and are created by the Management Service Agreements or other agreements or documents related thereto shall at any time fail to constitute a valid or perfected first priority Lien (to the extent any such Lien was a valid or perfected first priority Lien as of the Closing Date) in favor of the applicable Credit

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Party subject to no prior or equal Lien on any portion of the collateral purported to be secured thereby.

         SECTION 8.2. REMEDIES.

              (a) If any Default or Event of Default has occurred and is continuing, Agent may, and at the written request of the Required Lenders shall, without notice or demand, suspend the Revolving Credit Commitment with respect to additional Advances and/or the incurrence of additional L/C Obligations, whereupon any additional Advances and additional L/C Obligations shall be made or incurred in Agent's sole discretion (or in the sole discretion of the Required Lenders, if such suspension occurred at their direction) so long as such Event of Default is continuing. If any Event of Default has occurred and is continuing, Agent may (and at the written request of Required Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and other outstanding Obligations.

              (b) If any Event of Default has occurred and is continuing, Agent may, and at the written request of the Required Lenders shall, without notice or demand (i) terminate the Revolving Credit Commitment with respect to further Advances or the incurrence of further L/C Obligations (ii) declare all or any portion of the Obligations, including all or any portion of any Loan, to be forthwith due and payable, and require that the L/C Obligations be either cash collateralized as provided in Section 2.5(k) or fully supported by a back-up letter of credit (other than a Letter of Credit issued under this Agreement) issued for the benefit of Agent, in form and substance satisfactory to Agent, from an issuer satisfactory to Agent, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower and each other Credit Party, or (iii) exercise any rights and remedies provided to Agent under the Loan Documents, the other Related Transactions Documents or at law or equity, including all remedies provided under the Code; provided that upon the occurrence of an Event of Default specified in Sections 8.1(g) or 8.1(h), the Revolving Credit Commitment shall be immediately terminated and all of the Obligations, including the outstanding Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

         SECTION 8.3. WAIVERS BY CREDIT PARTIES. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

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                                   ARTICLE IX.

                            EXPENSES AND INDEMNITIES

         SECTION 9.1. EXPENSES. The Credit Parties, jointly and severally, agree
(a) to pay on demand all fees, costs and expenses (including reasonable attorneys' fees and expenses and the allocated cost of internal legal staff) incurred by Agent and any appraisers, auditors and consultants retained by the Agent in connection with (i) the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in the Related Transactions Documents and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers, (ii) creating, perfecting and maintaining Liens pursuant to the Loan Documents, including filing and recording fees and expenses, the costs of any bonds required to be posted in respect of future filing and recording fees and expenses, and title investigations and (iii) any matters contemplated by or arising out of the Loan Documents, including Agent's customary field audit charges and the reasonable fees, expenses and disbursements of the Agent or any accountants or other experts retained by the Agent (including any affiliate of Agent as shall be engaged for such purpose) in connection with accounting and collateral audits or reviews of the Credit Parties and their affairs, (b) to promptly pay reasonable documentation charges assessed by Agent for amendments, waivers, consents and any of the documentation prepared by Agent's internal legal staff, and (c) to promptly pay all fees, costs and expenses (including reasonable attorneys' fees and expenses and the allocated cost of internal legal staff) incurred by Agent and Lenders in connection with any action to enforce any Loan Document or to collect any payments due from Borrower or any other Credit Party. All fees, costs and expenses for which any Credit Party is responsible under this Section
9.1 shall be deemed part of the Obligations when incurred, and shall payable on demand in accordance with Section 2.14.

         SECTION 9.2. INDEMNITY. Whether or not the transactions contemplated hereby are consummated, the Credit Parties, jointly and severally, agree to indemnify, pay and hold harmless each Lending Party and any subsequent holder of any of the Notes or any other Obligation, and each of such Person's officers, directors, employees, attorneys, agents and Affiliates (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee and the allocated cost of internal legal staff) in connection with any claim, investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of any Credit Party, and the expenses of investigation by experts, engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by any Lending Party) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the Loan Documents or the other Related Transactions Documents (including, without limitation, (i)(A) as a direct or indirect result of the presence on or under, or Release from, any Real Property now or previously owned, leased or operated by any Credit Party of any Hazardous Materials or any Hazardous Materials contamination, (B) arising out of or relating to the offsite disposal of any

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Hazardous Materials generated or present on any such Real Property or (C)
arising out of or resulting from the environmental condition of any such Real Property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Credit Party, and (ii) proposed and actual Extensions of Credit under this Agreement) and the use or intended use of any Extension of Credit or the proceeds thereof, except that the Credit Parties shall have no obligation hereunder to an Indemnitee with respect to any liability to the extent resulting from the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, each Credit Party shall contribute the maximum portion which it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. Without limiting the generality of any provision of this Section, to the fullest extent permitted by law, each Credit Party hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or relating to Environmental Laws that it might have by statute or otherwise against any Indemnitee, except to the extent that such items are finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnitee.

         SECTION 9.3. TAXES.

              (a) The Credit Parties jointly and severally agree to pay each Lending Party, promptly following demand therefor, all Charges (excluding income or other similar taxes imposed on any Lender or any holder of a Note by the jurisdictions under the laws of which such Person seeking payment is organized or conducts business or any political subdivision thereof), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement, the Related Transactions Documents or the making of any Extension of Credit, and to indemnify and hold each Lending Party, and each and every holder of the Notes or any other Obligation harmless against liability in connection with any such Charges.

              (b) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to the Borrower and Agent (i) a properly completed and executed Internal Revenue Service Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption") or (ii) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of the Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to the Borrower and Agent. If a Foreign Lender is entitled to an exemption with respect to payments to be made to such

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Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to the Borrower and Agent within the time periods set forth in the preceding paragraph, the Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and the Borrower shall not be required to pay any additional amounts as a result of such withholding, provided that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to the Borrower and Agent.

         SECTION 9.4. CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY; FUNDING LOSSES.

              (a) If any Lender shall have determined that the introduction of or any change in after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then the Borrower shall from time to time upon demand by such Lender (with a copy of such demand to the Agent) promptly pay to the Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such reduction that, at a minimum, shows the basis of the computation thereof submitted by such Lender to the Borrower and to the Agent shall be conclusive and binding on the Borrower for all purposes, absent manifest error.

              (b) If, as a result of either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or
(ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), promptly pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and to the Agent by such Lender, shall be conclusive and binding on the Borrower for all purposes, absent manifest error.

              (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any Loan based on LIBOR, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) the Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless the Borrower, within five

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(5) Business Days after the delivery of such notice and demand, converts all such Loans into Base Rate Loans.

              (d) To induce Lenders to permit LIBOR Loans on the terms provided herein, if (i) any LIBOR Loan is repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise), (ii) the Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan,
(iii) the Borrower shall default in making any borrowing of, Conversion into or Continuation of any LIBOR Loan after the Borrower has given notice requesting the same in accordance herewith, or (iv) the Borrower shall fail to make any prepayment of a LIBOR Loan after the Borrower has given a notice thereof in accordance herewith, then the Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (but excluding loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. As promptly as practicable under the circumstances, each Lender shall provide the Borrower with its written calculation of all amounts payable pursuant to this Section 9.4(d), and such calculation shall be conclusive and binding on the Borrower for all purposes, absent manifest error. The Borrower shall pay to Lenders all amounts required to be paid by it hereunder promptly upon demand therefor.

              (e) Within fifteen (15) days after receipt by the Borrower of written demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 9.3, 9.4(a) or 9.4(b), the Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, the Borrower, with the consent of Agent, may obtain, at the Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If the Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and/or assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the effective date of such sale and/or assignment; provided that the Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the effective date of such sale and assignment. Notwithstanding the foregoing, the Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen
(15) days following its receipt of the Borrower's notice of intention to replace such Affected Lender. Furthermore, if the Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, the Borrower's rights under this Section 9.4(d) shall terminate

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and the Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 9.3, 9.4(a) or 9.4(b).

              (f) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 9.3, 9.4(a) or 9.4(b), with respect to such Lender it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending officer(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender pursuant to Sections 9.3, 9.4(a) or 9.4(b).

                                   ARTICLE X.

                                    THE AGENT

         SECTION 10.1. APPOINTMENT AND AUTHORIZATION. L/C Issuer and each Lender hereby irrevocably designates and appoints as the Agent of L/C Issuer and Lenders under this Agreement, and L/C Issuer and each such Lender irrevocably authorizes as the Agent for L/C Issuer and Lenders, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with L/C Issuer or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the other Loan Documents or otherwise exist against the Agent. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and the L/C Issuer and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or any other Credit Party.

         SECTION 10.2. DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Agent may appoint one of its affiliates as its agent to perform the functions of the Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to L/C Issuer and the Lenders and to perform such other related functions of the Agent hereunder as are reasonably incidental to such functions.

         SECTION 10.3. AGENT AND AFFILIATES. Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity. The Agent and its Affiliates may lend money to and generally engage

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in any kind of business with any Credit Party or Affiliate thereof as if it were not an Agent hereunder.

         SECTION 10.4. ACTION BY AGENT. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship to any Lending Party or any other Person. The obligations of the Agent hereunder are only those expressly set forth herein and under the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VIII.

         SECTION 10.5. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel (who may be counsel for the Borrower), accountants and other experts selected by it and shall not be liable for (a) any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, or (b) any negligence or misconduct of any of its legal counsel, accountants or other experts, provided that Agent has exercised due care in the selection of such Persons.

         SECTION 10.6. LIABILITY OF AGENT. Neither the Agent nor any of its directors, officers, agents, representatives, employees or Affiliates shall be liable for any action taken or not taken by it in connection with the Loan Documents (a) with the consent or at the request or direction of the Required Lenders, or (b) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents, representatives, employees or Affiliates shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made under or in connection with any Loan Document or any Extension of Credit hereunder, (ii) the performance or observance of any of the covenants or agreements of any Credit Party, (iii) the satisfaction of any condition specified in Article III, except to confirm receipt of items required to be delivered to the Agent, (iv) the validity, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, or (v) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Credit Party to perform its obligations under this Agreement or any other Loan Document. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, other writing (which may be a bank wire, telex, facsimile transmission or similar writing) or conversation believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 10.7. INDEMNIFICATION. The L/C Issuer and each Lender shall, ratably in accordance with its Revolving Credit Commitment or Term Loan Commitment (whether or not such Commitments have been terminated), indemnify the Agent (to the extent not reimbursed by the Credit Parties) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with the Loan Documents or any action taken or omitted by the Agent under this Agreement or any other Loan Document. The agreements in this Section 10.7 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

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         SECTION 10.8. CREDIT DECISION. L/C Issuer and each Lender acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Agent to L/C Issuer or any Lender. L/C Issuer and each Lender acknowledges that it has, independently and without reliance upon the Agent, L/C Issuer or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to make the Extensions of Credit hereunder. L/C Issuer and each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in connection with its taking or not taking any action under the Loan Documents. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide L/C Issuer or any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Credit Party which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         SECTION 10.9. SUCCESSOR AGENT. The Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent which, absent the occurrence and continuance of a Default, must be acceptable to the Borrower (such acceptance not to be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be an institution organized or licensed under the laws of the United States of America or of any State thereof. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 10.10. RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent and (b) the Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or

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it shall first be indemnified to its satisfaction by the L/C Issuer and Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 10.11. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the L/C Issuer and the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the L/C Issuer and Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

                                   ARTICLE XI.

                                  MISCELLANEOUS

         SECTION 11.1. SURVIVAL. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Loan Documents. The provisions of Article IX and the indemnities contained in this Agreement and the other Loan Documents shall survive the termination of this Agreement.

         SECTION 11.2. NO WAIVERS; REMEDIES CUMULATIVE. No failure or delay by the Agent, the L/C Issuer or any Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law, by other agreement or otherwise.

         SECTION 11.3. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth in this Section or on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in a notice delivered to the Borrower and the Agent by the assignee Lender forthwith upon such assignment) or at such other address or facsimile number as such party may hereafter specify in writing for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (a) if given by facsimile, when transmitted to the facsimile number specified in this Section and confirmation of receipt is

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received by the sender, (b) if given by mail, upon the earlier of actual receipt and five (5) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, properly addressed and with proper postage prepaid, (c) one (1) Business Day after deposit with a reputable overnight courier property addressed and with all charges prepaid or (d) when received, if by any other means.

         Notices shall be addressed as follows:

         If to the Borrower:          Castle Dental Centers, Inc.
                                      3701 Kirby Drive, Suite 850
                                      Houston, Texas 77098
                                      Attention:  Mr. James M. Usdan
                                      Facsimile No.: 713.490.8420
                                      Telephone No.: 713.490.8603

         With a copy to each of:      Haynes and Boone, LLP
                                      901 Main Street, Suite 3100
                                      Dallas, Texas 75202
                                      Attention: Jeffrey L. Curtis, Esq.
                                      Facsimile No.: 214.200.0720
                                      Telephone No.: 214.651.5006

                                      Sentinel Capital Partners, L.L.C.
                                      777 Third Avenue, 32nd Floor
                                      New York, New York 10017
                                      Attention: Mssrs. Paul F. Murphy and
                                      David S. Lobel
                                      Facsimile No.: 212.688.6513
                                      Telephone No.:  212.668.3100

                                      and

                                      Kirkland & Ellis
                                      Citigroup Center, 153 East 53rd Street
                                      New York, New York 10022-4611
                                      Attention: Frederick Tanne, Esq.
                                      Facsimile No.: 212.446.4900
                                      Telephone No.: 212.446.4831

         If to Agent, L/C Issuer
         or GE Capital:               General Electric Capital Corporation
                                      500 West Monroe Street
                                      Chicago, Illinois 60661
                                      Attention: Castle Dental Account Manager
                                      Facsimile No.: 312.441.7598
                                      Telephone No.: 312.441.7697

         With a copy to:              GE Healthcare Financial Services

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                                      2 Bethesda Metro Center
                                      Suite 600
                                      Bethesda, Maryland  20814
                                      Attention:      Legal Department
                                      Facsimile No.:  301.664.9866
                                      Telephone No.:  301.961.1640

If to L/C Issuer or a Lender: To the address set forth on the signature page hereto or in the applicable Assignment Agreement.

         SECTION 11.4. SEVERABILITY. In case any provision of or obligation under this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 11.5. AMENDMENTS AND WAIVERS. Any provision of this Agreement or any other Loan Document may be amended or waived only if such amendment or waiver is in writing and is signed by the Borrower and the Agent (if authorized by the Required Lenders) or the Required Lenders (and, if the rights or duties of the Agent or the L/C Issuer are affected thereby, by the Agent or L/C Issuer as applicable); provided, that no such amendment or waiver shall, unless signed by all the Lenders (i) increase or decrease any Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Obligation or the amount of any Fees payable hereunder, (iii) postpone the date fixed for any (A) payment of (1) principal of any Loan or Reimbursement Obligation pursuant to Section 2.8, (2) of interest on any Loan or Reimbursement Obligation or (3) any fees hereunder, or (B) termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans and Reimbursement Obligations which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (e) release all or substantially all of the Collateral, (f) release any Guarantors or (g) amend this Section 11.5 or the definition of "Required Lenders."

         SECTION 11.6. SUCCESSORS AND ASSIGNS; REGISTRATION. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any transferee of any Note or other Obligation), except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders. Notwithstanding the foregoing, in the absence of an Event of Default, each Lender covenants for the benefit of the Borrower that it will not assign Loans, Obligations or the Commitments (or any combination thereof) except with the prior written consent of the Borrower and the Agent (in each instance which consent shall not be unreasonably withheld or delayed and which consent of Borrower shall not be required if an Event of Default has occurred and is continuing), provided, that each Lender retains the unrestricted right to transfer, sell or assign any or all of its interest and obligations in the Loans and the Commitments without respect to this sentence in the following cases: (i) to any other Lender or any Affiliate of any Lender; (ii) to any Person to the extent required to comply with any order, directive or request from any Governmental Authority; (iii) to any Person in

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connection with the sale by any Lender of all or any substantial portion of such
Lender's corporate finance or healthcare capital portfolio; or (iv) to a Qualified Assignee. Any assignment made pursuant to this Section 11.6 shall be made pursuant to an Assignment Agreement substantially in the form of Exhibit L (each such agreement referred to herein as an "Assignment Agreement").

              (b) Any such assignee Lender shall, upon its registration in the Note Register referred to below, become a "Lender" for all purposes hereunder. The Agent shall receive a fee of $3,500 in connection with any such assignment, including, without limitation, an assignment to an existing Lender (such fee shall not be deemed payable by the Borrower or any other Credit Party). Upon any such assignment, the assignor Lender shall be released from its Commitments to the extent assigned to and assumed by the assignee Lender.

              (c) Upon any assignment of any Note(s), the assigning Lender shall surrender its Note(s) to the Borrower for exchange or registration of transfer, and the Borrower will promptly execute and deliver in exchange therefor a new Note or Note(s) of the same tenor and registered in the name of the assignor Lender (if less than all of such Lender's Notes are assigned) and the name of the assignee Lender.

              (d) Each Lender may sell participations in all or any part of the Loans, its Notes, its Commitments or its L/C Exposure. Any participation by a Lender shall be made with the understanding that all amounts payable by the Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder. Neither the Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither the Agent, L/C Issuer nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred. No Lender shall, as between the Borrower and that Lender, or Agent and/or L/C Issuer and that Lender, be relieved of any of its obligations hereunder as a result of any participation in all or any part of the Loans, its Note, its Commitments or other Obligations.

              (e) The Agent shall maintain a register (the "Note Register") of the Lenders and all assignee Lenders that are the holders of all the Notes and other Obligations issued pursuant to this Agreement. Upon five (5) Business Days' prior written notice to the Agent, the Agent will allow any Lender to inspect and copy such list at the Agent's principal place of business during normal business hours. Prior to the due presentment for registration of transfer of any Note or other Obligation, the Agent may deem and treat the Person in whose name a Note or Other Obligation is registered as the absolute owner of such Note or Obligation for the purpose of receiving payment of principal of and premium and interest on such Note or Obligation and for all other purposes whatsoever, and the Agent shall not be affected by notice to the contrary.

              (f) If any Note becomes mutilated and is surrendered by the Lender with respect thereto to the Borrower, or if any Lender claims that any of its Notes have been lost, destroyed or wrongfully taken, the Borrower shall execute and deliver to such Lender a replacement Note(s), upon the affidavit of such Lender attesting to such loss, destruction or

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wrongful taking with respect to such Note(s) and such lost, destroyed, mutilated, surrendered or wrongfully taken Note(s) shall be deemed to be canceled for all purposes hereof. Such affidavit shall be accepted as satisfactory evidence of the loss, wrongful taking or destruction thereof and no indemnity shall be required as a condition of the execution and delivery of a replacement Note. Any costs and expenses of the Borrower in replacing any Note shall be for the account of such Lender.

         SECTION 11.7. SETOFF AND SHARING OF PAYMENTS. Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness any time owing by such Lender (or any of its affiliates) to or for the credit or the account of any Credit Party against any and all of the Obligations held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or any Note or such Obligations and although such Obligations my be unmatured. Each Lender agrees promptly to notify the Borrower and Agent after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Loans or other Obligations or other amounts owing to it hereunder, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of such other Lender's Loans, Obligations or other amounts owing to it hereunder, or interest thereon, such Benefited Lender shall purchase for cash from the other Lender(s) a participating interest in such portion of each such other Lender's Loans and other Obligations owing to it, or shall provide such other Lender(s) with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, that if all or any such purchase shall be rescinded, and the purchase price and benefits are thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Credit Party agrees that any Lender so purchasing a participation from any other Lender pursuant to this
Section 11.7 may, to the fullest extent permitted by law, and notwithstanding the provisions of Section 11.6(d), exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such purchasing Lender were the direct creditor of such Credit Party in the amount of such participation.

         SECTION 11.8. COLLATERAL. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 11.9. HEADINGS. Headings and captions used in the Loan Documents (including all exhibits and schedules thereto) are included herein and therein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

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         SECTION 11.10. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS
AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. EACH OF THE BORROWER AND THE OTHER CREDIT PARTIES PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE BORROWER AND THE OTHER CREDIT PARTIES PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.3. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         SECTION 11.11. NOTICE OF BREACH BY AGENT OR LENDER. The Credit Parties party hereto agree to give the Agent and the Lenders notice of any action or inaction by the Agent or any Lender or any agent or attorney of the Agent or any Lender in connection with this Agreement or any other Loan Document or the Obligations of the Credit Parties under this Agreement or any other Loan Document that may be actionable against the Agent or any Lender or any agent or attorney of the Agent or any Lender or a defense to payment of any Obligations of the Credit Parties under this Agreement or any other Loan Document for any reason, including commission of a tort or violation of any contractual duty or duty implied by law. The Credit Parties party hereto agree, to the fullest extent that they may lawfully do so, that unless such notice is given promptly (and in any event within ten (10) days after any Credit Party has knowledge, or with the exercise of reasonable diligence could have had knowledge, of any such action or inaction), no Credit Party shall assert, and each Credit Party shall be deemed to have waived, any claim or defense arising therefrom to the extent that the Agent or any Lender could have mitigated such claim or defense after receipt of such notice.

         SECTION 11.12. WAIVER OF JURY TRIAL. EACH OF THE CREDIT PARTIES PARTY HERETO, AGENT, L/C ISSUER AND LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

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

         SECTION 11.13. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

         SECTION 11.14. CONFIDENTIALITY; PRESS RELEASE. (a) Any information from time to time delivered to the Agent and/or the Lenders by the Borrower or any other Credit Party which is identified as confidential and which is not in the public domain shall be held by the Agent or such Lender as confidential; provided, that the Agent and each Lender may make disclosure of such information
(i) to its independent accountants and legal counsel (which Persons shall be likewise bound by the provisions of this Section 11.14), (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order or subpoena or in connection with any legal process, (iv) pursuant to any written agreement hereafter made between the Agent, any Lender and the Borrower or any other Credit Party to which such information relates, which agreement permits such disclosure, (v) as necessary in connection with the exercise of any remedy by Agent or any Lender under the Loan Documents, (vi) consisting of general portfolio information that does not identify any Credit Party, (vii) which was heretofore been publicly disclosed or is otherwise available to such Agent and/or Lender on a non-confidential basis from a source that is not, to its knowledge, subject to a confidentiality agreement with any Credit Party,
(viii) in connection with any litigation to which Agent or any Lender or its Affiliates is a party, or (ix) subject to an agreement containing provisions substantially the same as those set forth in this Section 11.14, to any assignee of or participant in, or prospective assignee of or participant in, any of the Obligations.

              (b) No Credit Party nor GE Capital will (or cause any of their respective Affiliates to) in the future issue any press releases or other public disclosure using the name of such other Person (or group of Persons, as applicable) or its Affiliates or any other Lender or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days prior notice to such other Person (or group of Persons, as applicable) and without the prior written consent of such other Person (or group of Persons, as applicable) unless (and only to the extent that) such other Person (or group of Persons, as applicable) or Affiliate is required to do so under law and then, in any event, such disclosing party will (and use its best efforts to cause each of its applicable Affiliates to) consult with such other Person (or group of Persons, as applicable) before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

         SECTION 11.15. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party's assets or properties, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         SECTION 11.16. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Agreement and the other Loan Documents and, specifically, the provisions of Sections 9.2, 11.10 and 11.12, with its counsel.

         SECTION 11.17. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Loan Documents. In the event any ambiguity or question of intent or interpretation arises, this Agreement and the other Loan Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Section 11.18. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         SECTION 11.19. ENTIRETY. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE CREDIT PARTIES, LENDERS, AND AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized representatives on the date first above written.

                                    CASTLE DENTAL CENTERS, INC.,
                                    a Delaware corporation

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------
                                    Borrower Account Information:

                                    Bank's Name and Address:

                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

                                    Account #
                                             -----------------------------------
                                    ABA #
                                         ---------------------------------------
                                    Ref #
                                         ---------------------------------------


                                    OTHER CREDIT PARTIES:

                                    CASTLE DENTAL CENTERS OF TENNESSEE, INC., a Tennessee corporation

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    CASTLE DENTAL CENTERS OF FLORIDA, INC.,
                                    a Florida corporation

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    CDC OF CALIFORNIA, INC.
                                    a Delaware corporation

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                                                Credit Agreement

                                    CASTLE TEXAS HOLDINGS, INC.,
                                    a Delaware corporation

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    CASTLE DENTAL CENTERS OF CALIFORNIA, L.L.C., a Delaware limited liability company

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    CASTLE DENTAL CENTERS OF TEXAS, INC.,
                                    a Texas corporation

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                                                Credit Agreement

                                    AGENT AND LENDERS:

                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    as Lender and as Agent

                                    By:
Revolving Credit                       -----------------------------------------
Commitment:       $3,500,000        Name:
                                         ---------------------------------------
Term Loan                           Its:  Duly Authorized signatory
Commitment:       $12,500,000

                                                                Credit Agreement